                                    OFFICE LEASE


                             6330 SAN VICENTE BOULEVARD




                               MIRACLE MILE, L.L.C.,

                       a Delaware limited liability company,

                                    as Landlord,

                                        and

                              EQUITY MARKETING, INC.,

                              a Delaware corporation,

                                     as Tenant.

                           6330 SAN VICENTE BOULEVARD

                                     INDEX

ARTICLE        SUBJECT MATTER                                              PAGE
-------        --------------                                              ----

ARTICLE 1      PREMISES, BUILDING, PROJECT, AND
               COMMON AREAS; PATIO AREA; . . . . . . . . . . . . . . . . .  4
ARTICLE 2      INITIAL LEASE TERM; OPTION TERM . . . . . . . . . . . . . . 13
ARTICLE 3      BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . 15
ARTICLE 4      ADDITIONAL RENT . . . . . . . . . . . . . . . . . . . . . . 15
ARTICLE 5      USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . 25
ARTICLE 6      SERVICES AND UTILITIES. . . . . . . . . . . . . . . . . . . 26
ARTICLE 7      REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . 30
ARTICLE 8      ADDITIONS AND ALTERATIONS . . . . . . . . . . . . . . . . . 31
ARTICLE 9      COVENANT AGAINST LIENS. . . . . . . . . . . . . . . . . . . 32
ARTICLE 10     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . 33
ARTICLE 11     DAMAGE AND DESTRUCTION. . . . . . . . . . . . . . . . . . . 35
ARTICLE 12     NONWAIVER . . . . . . . . . . . . . . . . . . . . . . . . . 37
ARTICLE 13     CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . . . 37
ARTICLE 14     ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . 38
ARTICLE 15     SURRENDER OF PREMISES; OWNERSHIP AND
               REMOVAL OF TRADE FIXTURES . . . . . . . . . . . . . . . . . 42
ARTICLE 16     HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . 42
ARTICLE 17     ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . 43
ARTICLE 18     SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . 43
ARTICLE 19     DEFAULTS; REMEDIES. . . . . . . . . . . . . . . . . . . . . 44
ARTICLE 20     COVENANT OF QUIET ENJOYMENT . . . . . . . . . . . . . . . . 46
ARTICLE 21     LETTER OF CREDIT. . . . . . . . . . . . . . . . . . . . . . 46
ARTICLE 22     INTENTIONALLY OMITTED . . . . . . . . . . . . . . . . . . . 47
ARTICLE 23     SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
ARTICLE 24     COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . 49
ARTICLE 25     LATE CHARGES. . . . . . . . . . . . . . . . . . . . . . . . 50
ARTICLE 26     LANDLORD'S RIGHT TO CURE DEFAULT;
               PAYMENTS BY TENANT. . . . . . . . . . . . . . . . . . . . . 50
ARTICLE 27     ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . 50
ARTICLE 28     TENANT PARKING. . . . . . . . . . . . . . . . . . . . . . . 51
ARTICLE 29     MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . 51

EXHIBITS

A    OUTLINE OF PREMISES

A-1  OUTLINE OF PATIO AREA

A-2  OUTLINE OF EXPANSION SPACE 1 AND EXPANSION SPACE 2

B    TENANT WORK LETTER

C    FORM OF NOTICE OF LEASE TERM DATES

D    RULES AND REGULATIONS

E    FORM OF TENANT'S ESTOPPEL CERTIFICATE

F    TENANT'S SIGNAGE

G    TENANT'S RESERVED PARKING

H    MEMORANDUM OF LEASE


                                      (ii)

I    JANITORIAL SPECIFICATIONS

J    FORM OF LETTER OF CREDIT


                                      (iii)

                           6330 SAN VICENTE BOULEVARD
                          INDEX OF MAJOR DEFINED TERMS

DEFINED TERMS                                                    LOCATION OF
-------------                                                    DEFINITION IN
                                                                 OFFICE LEASE
                                                                 ------------

Abatement Event Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Actual Cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Additional Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
After Hour HVAC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Allowance Documentation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Applicable Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Application of the L-C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Base Building. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Base Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Base Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
BOMA Standard. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Building Common Areas. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Building Hours . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Building Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Building Systems . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Building Top Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
Cap. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Card Key System. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Commission Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
Common Areas . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Comparable Buildings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Comparable Deals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Comparable Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Contemplated Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Contemplated Transfer Space. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Cost Pools . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Direct Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Eligibility Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Estimate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Estimate Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Estimated Excess . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Excess . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Excluded Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Excluded Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Existing Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Expansion Buildout Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Expansion Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
Expansion Rent Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Expansion Space 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Expansion Space 1 Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Expansion Space 2. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Expansion Space Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . 11
Expansion Space 1 Interest Notice. . . . . . . . . . . . . . . . . . . . . . . . . .7
Expansion Space 2 Exercise Notice. . . . . . . . . . . . . . . . . . . . . . . . . .8
Expansion Space 2 Expiration Date. . . . . . . . . . . . . . . . . . . . . . . . . .8
Expense Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15


                                      (iv)

Extended Hours . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Extended Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Final Audit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
First Offer Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
First Offer Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
First Offer Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
First Offer Space. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
First Offer Space Buildout Period. . . . . . . . . . . . . . . . . . . . . . . . . 12
Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Force Majeure Delay. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Garage Storage Area. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Ground Floor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Holidays . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
HVAC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Initial Premises Extended Term . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Initial Premises/Expansion Space 1 Extended Term . . . . . . . . . . . . . . . . . .8
Intention to Transfer Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Interest Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Landlord Caused Delay. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Landlord's Compliance Conditions . . . . . . . . . . . . . . . . . . . . . . . . . 48
L-C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
L-C Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Lease Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Lease Expiration Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Lease Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Lines. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
Load Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Mail . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Market Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Market Rent Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Maximum Restoration Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Memo of Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
Monument Sign. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Operating Expense Exclusions . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Option Exercise Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Option Rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Option Rent Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Option Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Original Improvements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Original Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Outside Agreement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Parking Charge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Parking Charge Cap . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Patio Area . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Permitted Assignee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Prevailing Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Prohibited Tenant. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
Project. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Proposition 13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Reassessment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Remeasurement Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15


                                      (v)

Rent Concessions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
Rules and Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Second Floor Storage Area. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Secured Hours. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Storage Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
Storage Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Studley. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
Subject Space. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Tax Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Tenant's Lease Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Tenant Competitor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Tenant Work Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Tenant's Compliance Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . 48
Tenant's Review. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Tenant's Security System . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Tenant's Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Tenant's Signage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
Trade Fixtures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Transfer Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Transfer Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Transfer Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Transferee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Trigger Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Triggering Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11


                                      (vi)

                           6330 SAN VICENTE BOULEVARD

                                  OFFICE LEASE

     This Office Lease (the "LEASE"), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the "SUMMARY"), below, is made by and between MIRACLE MILE, L.L.C., a Delaware limited liability company ("LANDLORD"), and EQUITY MARKETING, INC. a Delaware corporation ("TENANT").

                       SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE                          DESCRIPTION
--------------                          -----------
1.   Date:                              July 17, 1998

2.   Premises

     (Article 1).

     2.1  Building:                     6330 San Vicente Boulevard

     2.2  Premises:                     Approximately 58,059 rentable (54,896
                                        usable) square feet of space located on
                                        the first (1st), third (3rd), fourth (4th)
                                        and fifth (5th) floors of the Building, as
                                        further set forth in EXHIBIT A to the Office
                                        Lease.

3.   Lease Term
     (Article 2).

     3.1  Length of Term:               Seven (7) years.

     3.2  Lease Commencement Date:
                                        December 15, 1998 (subject to the terms
                                        of Section 5 of the Tenant Work Letter).

     3.3  Lease Expiration Date:        The last day of the month in which the 7th
                                        anniversary of the Lease Commencement
                                        Date occurs.

4.   Base Rent (Article 3):

                                                                  Annual
                                                 Monthly        Rental Rate
          Month of              Annual         Installment     per Rentable
         Lease Term            Base Rent      of Base Rent      Square Foot
         ----------            ---------      ------------      -----------
One (1) through Thirty (30)  $1,184,403.60     $98,700.30         $20.40

Thirty-One (31) through      $1,219,239.00     $101,603.25        $21.00
Sixty (60)

Sixty-One (61) through       $1,497,922.20     $124,826.85        $25.80
Eighty-Four (84)

5.   Base Year                          The first twelve (12) months of the
     (Article 4):                       Lease Term commencing on the Lease
                                        Commencement Date.

6.   Tenant's Share
     (Article 4):                       Approximately 59.97%.


                                      -1-

7.   Permitted Use
     (Article 5):                       General office use, creative design
                                        development of products for promotional
                                        and retail sale and, ancillary to the
                                        foregoing, paint spray room and glue
                                        spray room (each with industrial
                                        strength ventilation systems), model
                                        assembly/work shop (with industrial
                                        strength ventilation and vacuum systems
                                        and drainage), and operation of
                                        lamination/display making machines with
                                        special ventilation and model assembly
                                        and spray painting.

8.   Letter of Credit                   $400,607.10.
     (Article 21):

9.   Parking Pass Ratio
     (Article 28):                      Four (4) unreserved parking passes for
                                        every 1,000 usable square feet of the
                                        Premises, of which .5 passes for every
                                        1, 000 usable square feet of the
                                        Premises shall be for the use of a
                                        reserved parking space.

10.  Address of Tenant                  Equity Marketing, Inc.
     (Section 29.18):                   131 South Rodeo Drive
                                        Beverly Hills, California 90212-2428
                                        Attention:   Senior Vice President/Business
                                                      Affairs

                                        with a copy to:

                                        Troop Steuber Pasich Reddick & Tobey, LLP
                                        2029 Century Park East, Suite 2400
                                        Los Angeles, California 90067
                                        Attention: Robert J. Plotkowski, Esq.
                                        (Prior to Lease Commencement Date)

                                        and

                                        Equity Marketing, Inc.
                                        6330 San Vicente Boulevard
                                        Los Angeles, California  90048
                                        Attention: Senior Vice President,
                                        Business Affairs

                                        with a copy to:

                                        Troop Steuber Pasich Reddick & Tobey, LLP
                                        2029 Century Park East, Suite 2400
                                        Los Angeles, California 90067
                                        Attention: Robert J. Plotkowski, Esq.
                                        (After Lease Commencement Date)

11.  Address of Landlord
     (Section 29.18):                   See Section 29.16 of the Lease.


                                      -2-

12.  Broker(s)
     (Section 29.24):                   CB Commercial Real Estate Group
                                        1840 Century Park East
                                        Suite 700
                                        Los Angeles, California  90067

                                        and

                                        Julien J. Studley
                                        10960 Wilshire Boulevard
                                        Suite 1500
                                        Los Angeles, California  90024

                                     ARTICLE 1

             PREMISES, BUILDING, PROJECT, AND COMMON AREAS; PATIO AREA;

                 VERIFICATION OF RENTABLE SQUARE FEET; HOLD SPACE;

                                 EXPANSION SPACE;

                                RIGHT OF FIRST OFFER

       1.1 PREMISES, BUILDING, PROJECT AND COMMON AREAS; LANDLORD MODIFICATION OF PROJECT; PATIO AREA.

              1.1.1 THE PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the "PREMISES"). The outline of the Premises is set forth in EXHIBIT A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of EXHIBIT A is to show the approximate location of the Premises in the "Building," as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the size of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant's business, except as specifically set forth in this Lease and the Tenant Work Letter attached hereto as EXHIBIT B (the "TENANT WORK LETTER").

              1.1.2 THE BUILDING AND THE PROJECT. The Premises are a part of the building set forth in Section 2.1 of the Summary (the "BUILDING"). The term "PROJECT," as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, subterranean parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord's discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

              1.1.3 COMMON AREAS. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the "COMMON AREAS"). The term "BUILDING COMMON AREAS," as used in this Lease, shall mean the portions of the Common Areas located within the Building. The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time (the "RULES AND REGULATIONS"). Landlord shall use reasonable efforts to cause other tenants or occupants of the Project to comply with the Rules and Regulations and to avoid any unreasonable, material interference of Tenant's use of the Premises as a result of the failure of such other tenants or occupants to comply with the Rules and Regulations. The Rules and Regulations of the Project, attached to and made a part of the Lease as Exhibit "D," shall not be changed or revised or enforced in any unreasonable way by Landlord, nor enforced or changed by Landlord in such a way as to substantially interfere with "Tenant's Lease Rights," as that term is defined in Section 1.1.4 of this Lease. In the event of any conflict between this Lease and this Rules and Regulations, the Lease shall prevail and control and the inconsistent provisions of the Rules and Regulations shall not be inapplicable to Tenant. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas.

              1.1.4 LANDLORD MODIFICATION OF THE PROJECT. Notwithstanding anything to the contrary set forth in Section 1.1.2, Section 1.1.3, the Rules and Regulations or elsewhere in the Lease, Landlord shall not modify the Common Area or any other portion of the Project in such a manner which shall
(i) materially reduce the common facilities available to the Building,
(ii) materially diminish the amount of visitor parking available to the Building; or (iii) unreasonably obstruct or interfere with the accessibility of the Premises, the Building or the parking areas, the visibility of Tenant's signage or Tenant's use and enjoyment of the Premises or the Building or the parking areas ("TENANT'S LEASE RIGHTS").

              1.1.5  PATIO AREA.

                     1.1.5.1 IN GENERAL. In addition to the Premises, as set forth in Section 2.2 of the Summary, during the Lease Term, Tenant shall lease from Landlord and Landlord shall lease to Tenant the area located outside of the Building set forth on Exhibit A-1 to this Lease (the "PATIO AREA"). The Patio Area shall be considered part of the Premises for all purposes under this Lease, provided that (i) Tenant shall not be required to pay Base Rent or Direct Expenses for the Patio Area, (ii) Tenant shall accept the Patio Area in its existing, "as is" condition and the terms of the Tenant Work Letter shall be inapplicable with respect to the Patio Area, (iii) Landlord shall not be required to provide the services provided in Sections 6.1.1, 6.1.2, 6.1.3, 6.1.5, 6.1.6, and 6.1.7 of this Lease to the Patio Area, (iv) Landlord shall have the right, in its reasonable discretion, to approve (a) all improvements, alterations and/or modifications to the Patio Area desired by Tenant, which improvements, alterations and/or modifications shall be made by Tenant, at Tenant's sole cost and expense, and (b) all furniture, fixtures and equipment to be installed in the Patio Area by Tenant, which furniture, fixtures and equipment shall be purchased and installed by Tenant, at Tenant's sole cost and expense. Tenant shall be permitted to install fencing and furniture within the Patio Area, provided that such fencing and furniture shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall comply with all reasonable rules and regulations promulgated by Landlord from time to time in connection with the Patio Area.

                     1.1.5.2 REPAIRS/COMPLIANCE WITH LAWS RESPECTING PATIO AREA. Notwithstanding the terms of Articles 7 and 24 of this Lease, (i) Landlord shall be responsible, at its sole cost and expense (except to the extent includable in Operating Expenses pursuant to the terms of Article 4 of this Lease) for the repair of and shall comply with "Applicable Laws," as that term is defined in Article 24 of this Lease, with respect to, the Patio Area (exclusive of any Alterations or furniture, fixtures and equipment in the Patio
Area) to the extent the repairs and/or compliance would have been required in the event that Landlord had not granted Tenant the rights set forth in
Section 1.1.5.1, above, and instead the Patio Area had remained a Common Area, and (ii) Tenant shall be responsible, at its sole cost and expense, for the repair of and shall comply with Applicable Laws (a) with respect to any Alterations or furniture, fixtures and equipment in the Patio Area, and
(b) within the Patio Area to the extent triggered by Tenant's use of the Patio Area and/or its Alterations or furniture, fixtures and equipment. Notwithstanding anything in this Section 1.1.5.2 to the contrary, (I) Landlord's obligation to comply with Applicable Laws with respect to the Patio Area, as set forth above, shall be subject to "Landlord's Compliance Conditions," as that term is defined in Article 24 of this Lease, and (II) Tenant's obligation to comply with Applicable Laws with respect to the Patio Area, as set forth above, shall be subject to "Tenant's Compliance Conditions," as that term is defined in
Article 24 of this Lease.

       1.2 VERIFICATION OF RENTABLE SQUARE FEET OF GROUND FLOOR, HOLD SPACE AND FIRST OFFER SPACE. Except as specifically set forth in this Section 1.2, the rentable and usable square feet of the initial Premises shall be as set forth in
Section 2.2 of the Summary and shall not be subject to remeasurement or modification. Notwithstanding the foregoing, the usable areas of the ground floor portion of the initial Premises (the "GROUND FLOOR") (which, subject to the terms of this Section 1.2, contains 12,889 rentable (12,114) usable square feet of space), the "Hold Space," "Expansion Space 1," "Expansion Space 2," or "First Offer Space," as those terms are defined in Sections 1.3, 1.4 and 1.5 of this Lease, shall be determined in accordance with the standards set forth in ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the "BOMA STANDARD"). The rentable square footage of the Ground Floor, the Hold Space, Expansion Space 1, Expansion Space 2, and First Offer Space, as the case may be, shall equal the product of (i) the usable square footage of the applicable space measured pursuant to the BOMA Standard, and (ii) the applicable "Load Factor," as set forth below. Landlord and Tenant shall each have the right, upon notice (the "REMEASUREMENT NOTICE") delivered to the other party within ninety (90) days following the date Tenant completes construction of the tenant improvements in the Ground Floor, the Hold Space, Expansion Space 1, Expansion Space 2, or First Offer Space, as the case may be, to remeasure the applicable space in accordance with the BOMA Standard. In the event that any remeasurement pursuant to the terms of this Section 1.2 indicates that the square footage measurement previously set forth in an amendment to this Lease or otherwise agreed upon by Landlord and Tenant is in excess of or lower than the square footage number which would have resulted had the BOMA Standard been properly utilized, any payments due either party (or other rights between Landlord and Tenant) based upon the amount of rentable or usable square feet contained in the applicable space shall be proportionally, retroactively and prospectively reduced or increased, as appropriate, to reflect the actual number of rentable square feet as properly remeasured under the BOMA Standard. If either party disagrees with the other party's remeasurement and if a dispute occurs regarding the final accuracy of the measurement of any space in accordance with the BOMA Standard, upon five (5) business days notice by either party to the other, the parties shall mutually and reasonably select a third party architect to finally and conclusively determine the applicable square footage in accordance with the standards set forth in this Section 1.2. In the event that a Remeasurement Notice is not timely delivered in accordance with the terms of this Section 1.2, the rentable and usable square footage of the applicable space shall not be subject to remeasurement, and the rentable and usable square footage previously set forth in an amendment to this Lease or otherwise agreed upon by Landlord and Tenant shall be binding and conclusive. For purposes of this
Section 1.2, the "LOAD FACTORS" shall be as follows:

                          Multi-Tenant Floor
        Floor                Load Factors            Full Floor Load Factors
        -----             ------------------         -----------------------
          1                     1.064                         1.064

          2                      1.14                         1.025

       1.3    HOLD SPACE.   Landlord hereby grants the Tenant named in this
Lease (the "ORIGINAL TENANT") and any assignee permitted or approved pursuant to the terms of Article 14 of this Lease (a "PERMITTED ASSIGNEE") the right to expand the Premises to include the "Hold Space", as that term is defined in
SECTION 1.3.1 below, pursuant to the terms of this SECTION 1.3 and this Lease.

              1.3.1 DESCRIPTION OF THE HOLD SPACE. The "HOLD SPACE" shall consist of approximately 5,000 rentable square feet of space, the size of which shall be designated by Tenant as set forth in Section 1.3.2, below, and the configuration of which shall be designated by Landlord, subject to Tenant's approval, which approval shall not be unreasonably withheld. The location of the Hold Space shall be designated by Landlord, provided that (i) in any event all of the Hold Space shall be located on a single floor, and (ii) the Hold Space shall be located on the ground floor or the second (2nd) floor of the Building.

              1.3.2 ELECTION TO LEASE THE HOLD SPACE. In the event that Tenant desires to lease the Hold Space, then on or before the Lease Commencement Date, Tenant shall deliver a notice to Landlord indicating (i) Tenant's irrevocable election to lease the Hold Space during the Lease Term, and (ii) the amount of Hold Space (which shall not exceed approximately 5,000 rentable square feet of space) Tenant desires to lease as the Hold Space.

              1.3.3 RENT AND TERM. In the event that Tenant shall lease the Hold Space, the term of Tenant's lease of such space shall commence upon the later to occur of (i) the Lease Commencement Date, and (ii) the date which is sixty (60) days (which 60-day period shall be subject to extension, to the extent applicable, as set forth in Section 5 of the Tenant Work Letter) following the date Landlord delivers the Hold Space to Tenant, and shall expire upon the Lease Expiration Date applicable to the initial Premises. Furthermore, upon Tenant's lease of the Hold Space, such space shall become part of the Premises for all purposes hereunder, and, except as otherwise provided in this
SECTION 1.3, shall be subject to every term and condition of this Lease, and accordingly, the Base Rent and Additional Rent for the Hold Space shall be at the same rate, and shall thereafter be escalated on the same dates and in the same manner, as the monthly "Base Rent" and "Additional Rent", as those terms are defined in this Lease, for the initial Premises. In accordance with the foregoing, in the event that Tenant elects to lease the Hold Space pursuant to the terms of this Section 1.3, (i) Tenant's Share shall be increased by an amount equal to the product of (a) 100 and (b) a fraction, the numerator of which equals the rentable square footage of the Hold Space and the denominator of which equals 96,819, and (ii) the number of parking spaces shall be increased in accordance with the ratio set forth in
Section 9 of the Summary.

              1.3.4 IMPROVEMENT OF HOLD SPACE. The Hold Space shall be improved pursuant to the terms of the Tenant Work Letter attached hereto as EXHIBIT B. In connection with the foregoing, for purposes of calculating the Tenant Improvement Allowance, the usable square footage of the Hold Space shall be considered as part of the usable square footage of the Premises.

              1.3.5 OTHER TERMS. All other terms of this Lease shall apply to the Hold Space as though the Hold Space was originally part of the Premises.

       1.4 EXPANSION SPACE. Landlord hereby grants to the Original Tenant or a Permitted Assignee the right to lease (i) approximately 16,856 rentable (14,786 usable) square feet of space located on the second (2nd) floor of the Building, as more particularly set forth on Exhibit A-2 attached to this Lease ("EXPANSION SPACE 1"), and (ii) without regard to whether Tenant leases Expansion Space 1 pursuant to the terms of Section 1.4.1.1, below, an additional area comprised, of approximately 9,656 rentable (8,471 usable) square feet of space located on the second floor of the Building, as more particularly set forth on Exhibit A-2 attached to this Lease (the "EXPANSION SPACE 2"), upon the terms and conditions set forth in this Section 1.4. Notwithstanding anything in this Section 1.4 to the contrary, Landlord shall determine the precise location and configuration of Expansion Space 2, provided that the configuration of Expansion Space 2 shall be reasonably acceptable to Tenant.

              1.4.1  METHOD OF EXERCISE.

                     1.4.1.1 EXPANSION SPACE 1. Tenant's option to lease Expansion Space 1 shall be exercised only in the following manner: (i) Tenant shall deliver notice (the "EXPANSION SPACE 1 INTEREST NOTICE") to Landlord on or before the first day of the eighth (8th) month of the second (2nd) Lease Year, stating that Tenant is interested in leasing Expansion Space 1 and indicating whether Tenant is interested in leasing Expansion Space 1 for a term (the "EXISTING TERM") which expires as of the Lease Expiration Date set forth in
Section 3.3 of the Summary or whether Tenant is interested in leasing Expansion Space 1 and the initial Premises for a term (the "EXTENDED TERM") which expires on the date last day of the month of the seventh (7th) anniversary of the "Expansion Space Commencement Date," as that term is defined in Section 1.4.5, below, applicable to Expansion Space 1 (in either event, the "EXPANSION SPACE 1 TERM"); (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "EXPANSION RENT NOTICE") to Tenant no later than the first day of the ninth
(9th) month of the second (2nd) Lease Year, setting forth the "Expansion Rent," as that term is defined in SECTION 1.4.3 of this Lease, applicable to Expansion Space 1; and (iii) if Tenant wishes to exercise its option to lease Expansion Space 1 during the Expansion Space 1 Term, Tenant shall, on or before the first day of the tenth (10th) month of the second (2nd) Lease Year, exercise the option by delivering notice thereof to Landlord, and in the event that Tenant shall lease Expansion Space 1 and the Initial Premises for the Extended Term, Tenant may, at its option concurrently with such exercise, object to the Expansion Rent contained in the Expansion Rent Notice applicable to Expansion Space 1, in which case the parties shall follow the procedure, and such Expansion Rent applicable to Expansion Space 1 shall be determined, as set forth in SECTION 2.2.4, below. Notwithstanding anything in this Section 1.4.1.1 to the contrary, in the event that Tenant elects to lease the initial Premises and Expansion Space 1 for the Extended Term, the Rent payable by Tenant for the initial Premises during the "Initial Premises Extended Term," as that term is defined in Section 1.4.3.1.2, below, shall not be included in the Expansion Rent Notice but instead shall be determined in accordance with the terms of Section 1.4.3.1.2, below. In the event that Tenant shall fail to timely deliver the Expansion Space 1 Interest Notice, Tenant shall nevertheless have the right to lease Expansion Space 1 for the Existing Term (but not for the

Extended Term), provided that Tenant delivers notice of its election to lease such space for such term on or before the first (1st) day of the tenth (10th) month of the second (2nd) Lease Year.

                     1.4.1.2 EXPANSION SPACE 2. Without regard to whether Tenant has leased Expansion Space 1 pursuant to the terms of Section 1.4.1.1, above, Tenant shall have the option to exercise its right to lease Expansion Space 2 only in the following manner: (i) Tenant shall deliver notice on or before the last day of the tenth (10th) month of the fourth (4th) Lease Year, stating that Tenant is interested in leasing Expansion Space 2; (ii) Landlord, after receipt of Tenant's notice, shall deliver the Expansion Rent Notice applicable to Expansion Space 2 no later than the last day of the eleventh
(11th) month of the fourth (4th) Lease Year; and (iii) if Tenant wishes to exercise its option to lease Expansion Space 2, Tenant shall, on or before the last day of the fourth (4th) Lease Year, exercise the option by delivering notice thereof to Landlord (the "EXPANSION SPACE 2 EXERCISE NOTICE"), and upon and concurrent with such exercise, Tenant may, at its option, object to the Expansion Rent contained in the Expansion Rent Notice applicable to Expansion Space 2, in which case the parties shall follow the procedure, and the Expansion Rent applicable to Expansion Space 2 shall be determined, as set forth in
Section 2.2.4, below. Notwithstanding anything in this Lease to the contrary, in the event that Tenant elects to lease Expansion Space 2, the Lease Expiration Date applicable to the initial Premises, Expansion Space 1 (if leased by Tenant) and Expansion Space 2 shall automatically be the date (the "EXPANSION SPACE 2 EXPIRATION DATE") which is the last day of the month of the fifth (5th) anniversary of the Lease Expiration Date which exists prior to Tenant's of exercise of its right to lease Expansion Space 2 . The period of Tenant's lease of the initial Premises and, if leased by Tenant, Expansion Space 1 following the expiration date applicable to such space prior to Tenant's exercise of its right to lease Expansion Space 2 and continuing through and including the Expansion Space 2 Expiration Date is referred to herein as the "INITIAL PREMISES/EXPANSION SPACE 1 EXTENDED TERM." Notwithstanding anything in this
Section 1.4.1.2 to the contrary, in no event shall the Rent payable by Tenant for the initial Premises and Expansion Space 1 (if leased by Tenant) during the Initial Premises/Expansion Space 1 Extended Term be included in the Expansion Rent Notice but such Rent shall instead be determined in accordance with the terms of Section 1.4.3.2, below.

              1.4.2  DELIVERY OF THE EXPANSION SPACE.

                     1.4.2.1 EXPANSION SPACE 1. Landlord shall deliver the Expansion Space 1 to Tenant on a date determined by Landlord between the first day of the tenth (10th) month of the third (3rd) Lease Year and the last day of the fourth (4th) month of the fourth (4th) Lease Year. Within ten (10) business days following notice from Tenant, Landlord shall deliver notice to Tenant indicating the anticipated date upon which the existing tenant's lease of Expansion Space 1 shall expire. In the event that the existing tenant of Expansion Space 1 shall not timely vacate such space, Landlord shall undertake commercially reasonable efforts to cause such tenant to promptly vacate Expansion Space 1 so that Landlord shall be capable of delivering such space to Tenant within the time period set forth above in this Section 1.4.2.1.

                     1.4.2.2 EXPANSION SPACE 2. Landlord shall deliver the Expansion Space 2 to Tenant on a date determined by Landlord between the first day of the sixth (6th) Lease Year and the last day of the sixth (6th) Lease Year. Within ten (10) business days following notice from Tenant, Landlord shall deliver notice to Tenant indicating the anticipated date upon which the existing tenant's lease of Expansion Space 2 shall expire. In the event that the existing tenant of Expansion Space 2 shall not timely vacate such space, Landlord shall undertake commercially reasonable efforts to cause such tenant to vacate Expansion Space 2 so that Landlord shall be capable of delivery such space to Tenant within the time period set forth above in this Section 1.4.2.2.

              1.4.3  EXPANSION RENT.  The "Rent," as that term is defined in
Section 4.1, below, payable by Tenant for the Expansion Space 1 or the Expansion Space 2, as the case may be (the "EXPANSION RENT"), shall be as set forth in this Section 1.4.3.

                     1.4.3.1  EXPANSION SPACE 1.

                            1.4.3.1.1  EXISTING TERM.  In the event that Tenant
elects to lease Expansion Space 1 for the Existing Term, the Expansion Rent payable by Tenant for Expansion Space 1 shall be comprised of (i) Base Rent, including escalations, at the same per rentable square foot rate as is applicable to the initial Premises, and (ii) Additional Rent in accordance with the terms of this Lease, including, without limitation, the Base Year set forth in Section 5 of the Summary. In the event that Tenant elects to lease Expansion Space 1 for the Existing Term, Tenant shall be entitled to an allowance for the design and installation of improvements to Expansion Space 1 and/or other portions of the Premises in an amount equal to $20.00 for each usable square foot of Expansion Space 1.

                            1.4.3.1.2  EXTENDED TERM.  In the event that Tenant
elects to lease Expansion Space 1 for the Extended Term, the Expansion Rent payable by Tenant for Expansion Space 1 during the Extended Term shall be equal to the "Market Rent," as that term is defined in Section 1.4.3.1.3, below, provided that Tenant shall be entitled to, and the Market Rent shall be adjusted to reflect Tenant's right to, an allowance to be utilized for the design and installation of improvements to Expansion Space 1 in an amount equal to the product of (a) the usable square footage of Expansion Space 1, (b) $35.00, and
(c) a fraction, the numerator of which equals the "Index," as that term is defined, below, for the month which is four (4) months prior to the month in which the Expansion Space Commencement Date applicable to Expansion Space 1 occurs, and the denominator of which equals the Index for June, 1998. Furthermore, in the event that Tenant shall elect to lease Expansion Space 1 for the Extended Term, the Rent payable by Tenant for the initial Premises for the period of the Expansion Space 1 Term following the Lease Expiration Date set forth in Section 3.3 of the Summary (the "INITIAL PREMISES EXTENDED TERM") shall be equal to the Market Rent. On or before the date which is six (6) months prior to the commencement of the Initial Premises Extended Term, Landlord shall deliver a notice (the "MARKET RENT NOTICE") to Tenant which shall set forth the Market Rent applicable to the initial Premises for the Initial Premises Extended Term. Notwithstanding the foregoing, within thirty (30) days following Tenant's receipt of the Market Rent Notice, Tenant may, at its option, object to the Market Rent set forth in the Market Rent Notice, in which case the parties shall follow the procedure, and the Market Rent applicable to the initial Premises during the Initial Premises Extended Term shall be determined, as set forth in
SECTION 2.2.4, below. In no event shall the Rent payable by Tenant for the initial Premises for the period prior to the commencement of the Initial Premises Extended Term be subject to revision or modification based upon the determination of the Market Rent payable by Tenant for the initial Premises during the Initial Premises Extended Term.

                            1.4.3.1.3  DEFINITIONS.

                                      1.4.3.1.3.1  INDEX.  For purpose of this
Lease, the "INDEX" shall mean the Consumer Price Index for all Urban Consumers for the Los Angeles-Anaheim-Riverside area (base year 1982-1984 - 100), published by the United States Department of Labor, Bureau of Labor Statistics. If the base of the Index changes from the 1982-84 base (100), the Index shall, thereafter, be adjusted to the 1982-84 base 100 before the computation indicated above is made. If the Index cannot be converted to the 1982-84 base or if the Index is otherwise revised, the adjustment under this section shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics. If the Index is at any time no longer published, a comparable index generally accepted and employed by the real estate profession shall be used.

                                      1.4.3.1.3.2  MARKET RENT.  For purposes of
this Lease, the term "MARKET RENT" shall mean the rent (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants, pursuant to transactions completed during the "Market Rent Review Period," as that term is defined in Section 1.4.3.1.3.4, below, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the Expansion Space 1, Expansion Space 2, Additional Expansion Space, First Offer Space, or, in connection with the Option Term, the Premises, as the case may be, for a "Comparable Term," as that term is defined, below (the "COMPARABLE DEALS"), which comparable space is located in the Building and the "Comparable

Buildings," as that term is defined in this Section 1.4.3.1.3.3, below, giving appropriate consideration to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, and taking into consideration only, and granting only, the following concessions (collectively, the "RENT CONCESSIONS"): (a) rental abatement concessions, if any, being granted such tenants in connection with such Comparable Deals; (b) tenant improvements or allowances provided or to be provided for such Comparable Deals, but deducting therefrom the value of the existing improvements in the Expansion Space 1, Expansion Space 2, Additional Expansion Space, First Offer Space, or Premises, as the case may be, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users, (c) the condition of the Base Building as compared to the condition of the base building provided to tenants in Comparable Deals, and (d) all other economic concessions, if any, being granted such tenants in connection with such Comparable Deals; provided, however, that notwithstanding anything to the contrary herein, no consideration shall be given to (x) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Deals do or do not involve the payment of real estate brokerage commissions, and (y) only in connection with the calculation of the Market Rent for the Option Terms, any period of rental abatement, if any, granted to tenants in Comparable Deals in connection with the design, permitting and construction of tenant improvements in such comparable spaces. In determining the Market Rent, the terms of Comparable Deals may be equitably adjusted to reflect the square footage leased, whether the rental payable was determined by use of a discounted fair market formula, and other factors relevant and appropriate to an analysis and comparison of the terms of the Comparable Deals. The term "COMPARABLE TERM" shall refer to the length of the lease term, without consideration of options to extend such term, for the space in question; provided, however, that in calculating the Market Rent for the Initial Premises Extended Term and the Initial Premises/Expansion Space 1 Extended Term, as the case may be, the Market Rent shall be determined based upon Comparable Deals which are entered into for a term of up to ten (10) years, provided further that in the event that the term of one or more Comparable Deals exceeds the term of the Initial Premises Extended Term or the Initial Premises/Expansion Space 1 Extended Term, as the case may be, the Rent Concessions applicable to such Comparable Deals shall be prorated to reflect the actual length of the Initial Premises Extended Term and Initial Premises/Expansion Space 1 Extended Term, as the case may be, for purposes of calculating the Market Rent. In no event shall the Rent payable by Tenant with respect to the initial Premises, as set forth in this Lease, be considered in determining the Market Rent.

                               1.4.3.1.3.3  COMPARABLE BUILDINGS.  For purposes
of this Lease, the term "COMPARABLE BUILDINGS" shall mean the following buildings located in Los Angeles, California: 8383 Wilshire Boulevard, 640 South San Vicente Boulevard, 6500 Wilshire Boulevard, 6420 Wilshire Boulevard, 6380 Wilshire Boulevard, 6310 San Vicente Boulevard, 6300 Wilshire Boulevard, 6100 Wilshire Boulevard, 5900 Wilshire Boulevard, 5750 Wilshire Boulevard,
5700 Wilshire Boulevard and 5757 Wilshire Boulevard.

                               1.4.3.1.3.4  MARKET RENT REVIEW PERIOD.  The
Market Rent Review Period shall be the period which commences three (3) months prior to the date Tenant exercises the right which triggers the calculation of Market Rent and concludes as of the date of Landlord's delivery of the applicable space to Tenant (or in the case of an Option Term, as of the commencement of the Option Term), provided that with respect to the calculation of the Market Rent applicable to the initial Premises for the Initial Premises Extended Term and for the initial Premises and Expansion Space 1 for the Initial Premises/Expansion Space 1 Extended Term, the Market Rent Review Period shall be the period which commences three (3) months prior to the date Landlord delivers Market Rent Notice to Tenant and concludes as of the date upon which the applicable term commences.

                     1.4.3.2 EXPANSION SPACE 2. The Expansion Rent payable by Tenant for Expansion Space 2 shall be equal to the Market Rent, provided that Tenant shall be entitled to, and the Market Rent shall be adjusted to reflect Tenant's right to, an allowance to be utilized for the design and construction of improvements to Expansion Space 2 in an amount equal to the product of
(a) the usable square footage of Expansion Space 2, (b) $0.417, (c) the number of full calendar months which exist between the Expansion Space Commencement Date applicable to

Expansion Space 2 and the Expansion Space 2 Expiration Date, and (d) a fraction, the numerator of which equals the Index for the month which is four
(4) months prior to the month in which the Expansion Space Commencement Date applicable to Expansion Space 2 occurs, and the denominator of which equals the Index for June, 1998. Furthermore, the Rent payable by Tenant for the initial Premises and Expansion Space 1 for the Initial Premises/Expansion Space 1 Extended Term shall be equal to the Market Rent. On or before the date which is six (6) months prior to the commencement of the Initial Premises/Expansion Space 1 Extended Term, Landlord shall deliver to Tenant the Market Rent Notice applicable to the Initial Premises and Expansion Space 1 (if leased by Tenant) for the Initial Premises/Expansion Space Extended Term. Notwithstanding the foregoing, within thirty (30) days following Tenant's receipt of such Market Rent Notice, Tenant may, at its sole option, object to the Market Rent set forth in the Market Rent Notice, in which case the parties shall follow the procedure, and such Market Rent applicable to the initial Premises and Expansion Space 1 (if applicable) during the Initial Premises/Expansion Space 1 Extended Term shall be determined as set forth in
SECTION 2.2.4, below. In no event shall the Rent payable by Tenant for the initial Premises and Expansion Space 1 for the period prior to the commencement of the Initial Premises/Expansion Space 1 Extended Term be subject to revision or modification based upon the determination of the Market Rent payable by Tenant for the initial Premises and Expansion Space 1 during the Initial Premises/Expansion Space 1 Extended Term.

              1.4.4 CONSTRUCTION OF EXPANSION SPACE. Tenant shall take Expansion Space 1 and Expansion Space 2, as the case may be, in their "as is" condition except as provided in items (b) and (c), below, provided that (a) in no event shall the foregoing modify the calculation of the Market Rent pursuant to the terms of Section 1.4.3.1.3.2 of this Lease, (b) Landlord shall at Landlord's sole cost and expense (except as specifically set forth in the Tenant Work Letter), deliver Expansion Space 1 and Expansion Space 2, as applicable, with the work set forth in items 1.2.3 through 1.2.7, 1.2.10 and 1.2.11 of the Tenant Work Letter complete, and (c) Landlord shall be responsible, at Landlord's sole cost and expense, for the removal and/or remediation of any asbestos or asbestos containing material from the Building to the extent required by Applicable Laws in connection with the improvement or occupancy of Expansion Space 1 and/or Expansion Space 2, as the case may be, by Tenant. The construction of improvements in the Expansion Space 1 and Expansion Space 2, as the case may be, shall comply with the terms of ARTICLE 8 of this Lease.

              1.4.5 AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right to lease Expansion Space 1 or Expansion Space 2 as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease adding such space to this Lease upon the same terms and conditions as the initial Premises, except as otherwise set forth in this
SECTION 1.4. Tenant shall commence payment of Rent for the Expansion Space 1 or Expansion Space 2, as the case may be, and the term of Tenant's lease of Expansion Space 1 or Expansion Space 2, as the case may be, shall commence upon the date (in each event, the "EXPANSION SPACE COMMENCEMENT DATE") which is one hundred twenty (120) days (as the same may be extended as a result of Force Majeure and Landlord caused delays) following the delivery of such space to Tenant with the work required of Landlord, as set forth in Section 1.4.4(b), substantially complete (the "EXPANSION BUILDOUT PERIOD"), provided that the applicable Market Rent shall be adjusted to reflect the length of the Expansion Buildout Period as compared to the length of the construction period granted to tenants in Comparable Deals. The lease term of Expansion Space 1 or Expansion Space 2 shall expire on the date determined in accordance with the terms of this
SECTION 1.4.

              1.4.6 NO DEFAULTS. The rights contained in this SECTION 1.4 shall be personal to the Original Tenant or a Permitted Assignee, and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee, sublessee or transferee of the Original Tenant's interest in this Lease). Tenant shall not have the right to lease Expansion Space 1 or Expansion Space 2, as the case may be, as provided in this SECTION 1.4, if, as of the date of the attempted exercise of the expansion option by Tenant, or, at Landlord's option, as of the scheduled date of delivery of the applicable space to Tenant, Tenant is in default under Section 19.1.1 of this Lease or in material nonmonetary default of this Lease, in either event after the expiration of the applicable notice and cure period (a "TRIGGERING DEFAULT").

       1.5 RIGHT OF FIRST OFFER. Landlord hereby grants to the Original Tenant or a Permitted Assignee an ongoing right of first offer with respect to all of the space located on the ground and second floor of the Building other than the initial Premises, Expansion Space 1 and Expansion Space 2 (the "FIRST OFFER SPACE"). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of the initial lease (including renewals) of the First Offer Space. Any First Offer Space offered to Tenant shall be of a commercially reasonable configuration.
Any First Offer Space leased by Tenant shall be subject to remeasurement in accordance with, and subject to the terms of, Section 1.2 of this Lease. Upon Tenant's lease of First Offer Space, the number of parking spaces available to Tenant shall be increased in accordance with the ratio set forth in Section 9 of the Summary, and the parking charges applicable to such spaces shall be as set forth in Article 28 of this Lease. Tenant's right of first offer shall be on the terms and conditions set forth in this SECTION 1.6.

              1.5.1 PROCEDURE FOR OFFER. Landlord shall notify Tenant (the "FIRST OFFER NOTICE") from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth the "First Offer Rent," as that term is defined in
Section 1.5.3 below, and the other economic terms upon which Landlord is willing to lease such space to Tenant.

              1.5.2 PROCEDURE FOR ACCEPTANCE. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord indicating
(i) Tenant's election to exercise its right of first offer with respect to all or a portion of the space described in the First Offer Notice on the terms contained in such notice (provided that any portion of First Offer Space not leased by Tenant shall be of a commercially leasable size and configuration), and (ii) subject to the foregoing, the portion of the First Offer Space offered to Tenant which Tenant elects to lease. Upon and concurrent with such exercise, Tenant may, at its option, object to the First Offer Rent, in which case the parties shall follow the procedure, and such First Offer Rent shall be determined, as set forth in Section 2.2.4, below. If Tenant does not so notify Landlord within the ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires; provided, however, that upon the expiration or earlier termination of any lease (an "INTERVENING LEASE") entered into by Landlord following Tenant's failure to lease any applicable First Offer Space, including any renewal or extension of such lease and regardless of whether such renewal or extension is pursuant to an express written provision in such lease or whether such renewal or extension is consummated pursuant to a lease amendment or a new lease, Landlord shall re-offer such First Offer Space to Tenant in accordance with the terms of this Section 1.5.

              1.5.3 FIRST OFFER SPACE RENT. The Rent payable by Tenant for the First Offer Space (the "FIRST OFFER RENT") shall be equal to the Market Rent.

              1.5.4 CONSTRUCTION IN FIRST OFFER SPACE. Tenant shall take the First Offer Space in its "as is" condition except as provided in items (b) and
(c) below, provided that (a) in no event shall the foregoing modify the calculation of the Market Rent pursuant to the terms of Section 1.4.3.1.3.2 of this Lease, (b) Landlord shall at Landlord's sole cost and expense (except as specifically set forth in the Tenant Work Letter), deliver the First Offer Space with the work set forth in items 1.2.3 through 1.2.7, 1.2.10 and 1.2.11 of the Tenant Work Letter complete, and (c) Landlord shall be responsible, at Landlord's sole cost and expense, for the removal and/or remediation of any asbestos or asbestos containing material from the Building to the extent required by Applicable Laws in connection with the improvement or occupancy of the First Offer Space by Tenant. The construction of improvements in the First Offer Space shall comply with the terms of ARTICLE 8 of this Lease.

              1.5.5 AMENDMENT TO LEASE. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this SECTION 1.5. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date (the "FIRST OFFER COMMENCEMENT DATE") which is 120 days (as the same may be extended as a result of Force Majeure and Landlord caused delays) (the "FIRST OFFER SPACE BUILDOUT PERIOD") following the date of delivery of the First Offer Space to Tenant with the work required of Landlord, as set forth in Section 1.5.4(b), above, substantially complete, and shall terminate on the date set forth in the First Offer Notice. In connection with the foregoing, Landlord and Tenant hereby acknowledge and agree that the Market Rent for First Offer Space shall be adjusted to reflect the length of the First Offer Space Buildout Period as compared to the length of the construction period granted to tenants in Comparable Deals.

              1.5.6 TERMINATION OF RIGHT OF FIRST OFFER. The rights contained in this SECTION 1.5 shall be personal to the Original Tenant or a Permitted Assignee, and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee, sublessee or transferee of the Original Tenant's interest in this Lease). Tenant shall not have the right to lease First Offer Space, as provided in this SECTION 1.5, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, a Triggering Default exists.

                                     ARTICLE 2

                          INITIAL LEASE TERM; OPTION TERM

       2.1 INITIAL LEASE TERM. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the "LEASE COMMENCEMENT DATE"), and shall terminate on the date set forth in Section 3.3 of the Summary (the "LEASE EXPIRATION DATE") unless this Lease is sooner terminated as hereinafter provided. Tenant shall have the right to occupy the Premises prior to the Lease Commencement Date for the conduct of Tenant's business, provided that (A) Tenant shall give Landlord at least ten (10) days' prior notice of any such occupancy of the Premises, (B) a temporary certificate of occupancy, or its equivalent, shall have been issued by the appropriate governmental authorities for the Premises, and (C) all of the terms and conditions of the Lease shall apply, other than Tenant's obligation to pay "Base Rent," as that term is defined in Article 3, below, and "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Article 4, below, as though the Lease Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of the second sentence of this Article 2) upon such occupancy of the Premises by Tenant. For purposes of this Lease, the term "LEASE YEAR" shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. Within thirty (30) days following the Lease Commencement Date (and, if applicable, the commencement of any Option Term), Landlord may deliver to Tenant a notice in the form as set forth in EXHIBIT C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) days of receipt thereof, provided that in the event that such notice is not factually correct, Tenant shall have the right to make such changes as may be necessary to make the same factually correct and shall thereafter execute and return the same to Landlord within such ten (10) day period.

       2.2    OPTION TERM.

              2.2.1 OPTION RIGHT. Landlord hereby grants the Original Tenant or a Permitted Assignee two (2) options to extend the Lease Term for a period of five (5) years each (each, an "OPTION TERM"), which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of the applicable notice, a Triggering Default does not exist. Upon the proper exercise of such option to extend, and, at Landlord's option, provided that, as of the end of the then Lease Term, a Triggering Default does not exist, the Lease Term, as it applies to the Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to the Original Tenant or a

Permitted Assignee and may only be exercised by the Original Tenant or a Permitted Assignee (and not any other assignee, sublessee or transferee of the Original Tenant's interest in this Lease). Landlord and Tenant hereby knowledge and agree that the first Option Term shall be applicable following the Lease Term set forth in Section 3.1 of the Summary, as such Lease Term may be extended pursuant to the terms of Section 1.4 of this Lease.

              2.2.2 OPTION RENT. The Rent payable by Tenant during each Option Term (the "OPTION RENT") shall be equal to the then applicable Market Rent.

              2.2.3  EXERCISE OF OPTIONS.  The options contained in this Section
2.2 shall be exercised by Tenant, if at all, and only in the following manner:
(i) Tenant shall deliver written notice (the "INTEREST NOTICE") to Landlord not more than eighteen (18) months nor less than twelve (12) months prior to the expiration of the then Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "OPTION RENT NOTICE") to Tenant not less than eleven (11) months prior to the expiration of the then Lease Term, setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring nine (9) months prior to the expiration of the then Lease Term, exercise the option by delivering written notice (the "OPTION EXERCISE NOTICE") thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, object to the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4 below. Notwithstanding the foregoing, in the event that Tenant shall fail to deliver the Interest Notice, Tenant shall nonetheless have the right to deliver the Option Exercise Notice within the time period set forth above, in which case the parties shall follow the procedure, and the Option Rent shall be determined, as set forth in Section 2.2.4, below.

              2.2.4 DETERMINATION OF MARKET RENT. In the event Tenant timely and appropriately objects to the Expansion Rent (to the extent calculated based upon the Market Rate), First Offer Rent or Option Rent, as the case may be, Landlord and Tenant shall attempt to agree upon the Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten
(10) days following Tenant's objection to the Expansion Rent, First Offer Rent or Option Rent, as the case may be (the "OUTSIDE AGREEMENT DATE"), then each party shall make a separate determination of the Market Rent, as the case may be, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 below.

                     2.2.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of commercial office buildings in the Miracle Mile and East Beverly Hills area of Los Angeles, California. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's submitted Market Rent, is the closest to the actual Market Rent as determined by the arbitrators, taking into account the requirements of Section 1.4.3.1.3.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

                     2.2.4.2  The two arbitrators so appointed shall within ten
(10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

                     2.2.4.3 The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant thereof.

                     2.2.4.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

                     2.2.4.5 If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                     2.2.4.6 If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to binding, final, non-applicable arbitration before a J.A.M.S. arbitrator mutually agreed upon by Landlord and Tenant. If Landlord and Tenant cannot agree on the arbitrator, the parties will so inform J.A.M.S., who will then be authorized to select a J.A.M.S. judge to arbitrate the matter. Each party shall have the right of discovery pursuant to the California Code of Civil Procedure and evidentiary hearings shall be governed by the California Evidence Code, but subject to the instruction set forth in this Section 2.2.4.

                     2.2.4.7 The cost of arbitration shall be paid by Landlord and Tenant equally.

                                     ARTICLE 3

                                     BASE RENT

       Tenant shall pay, without prior notice or demand, to Landlord or Landlord's agent at the management office of the Project, or, at Landlord's option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("BASE RENT") as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction except as otherwise provided in this Lease. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant's execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                     ARTICLE 4

                                  ADDITIONAL RENT

       4.1    GENERAL TERMS.  In addition to paying the Base Rent specified in
Article 3 of this Lease, Tenant shall pay "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the "ADDITIONAL RENT", and the Base Rent and the Additional Rent are herein collectively referred to as "RENT." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term but shall be payable only for periods included within the Lease Term. Notwithstanding the foregoing, other than Tax Expenses and costs incurred for utilities (the "EXCLUDED EXPENSES"), Tenant shall not be responsible for Tenant's Share of any Direct Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Direct Expenses relate, provided that Tenant shall be responsible for Excluded Expenses first billed to Tenant more than two (2) calendar years after the end of the

Expense Year to which such Excluded Expenses relate only to the extent that Landlord becomes aware of such increased Excluded Expenses following such two
(2) year period due to governmental revision, supplementation or other governmental action which results in the adjustment of the Excluded Expenses.

       4.2 DEFINITIONS OF KEY TERMS RELATING TO ADDITIONAL RENT. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

              4.2.1 "BASE YEAR" shall mean the period set forth in Section 5 of the Summary.

              4.2.2 "DIRECT EXPENSES" shall mean "Operating Expenses" and "Tax Expenses."

              4.2.3 "EXPENSE YEAR" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

              4.2.4 "OPERATING EXPENSES" shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, and maintaining, the utility, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with any governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project; (iv) the cost of landscaping, relamping with similar items, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof, or any area adjacent to the Project in connection with which Landlord is required to perform such services;
(v) intentionally deleted; (vi) reasonable fees and other costs, including management fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) reasonable wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) reasonable costs under any instrument currently in force pertaining to the sharing of costs by the Project; (x) operation, repair and maintenance ofall systems and equipment and components thereof of the Building; (xi) the reasonable cost of janitorial, alarm, security and other services, reasonable replacement of wall and floor coverings, ceiling tiles and fixtures in common areas with similar items, maintenance and replacement of curbs and walkways, repair to roofs; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are reasonably intended to effect economies operation or maintenance of the Project, or any portion thereof, but only to the extent of reasonably intended cost savings, or (B) that are required under any governmental law or regulation enacted after the Lease Commencement Date; provided, however, that any capital expenditure shall be amortized with interest over its useful life as reasonably determined; (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate currently in force imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute "Tax Expenses" as that term is defined in Section 4.2.5, below; and (xv) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument currently in force pertaining to the sharing of costs by the Building.

                     4.2.4.1       OPERATING EXPENSE EXCLUSIONS.
Notwithstanding anything to the contrary contained in the Lease, "Operating Expenses" shall not include the following:

              A. Landlord's brokerage fees or commissions, finder's fees, space planning costs, attorneys' fees and other costs incurred by Landlord in leasing or attempting to lease space or operate concessions in the Project, including design, construction and construction management costs relating to tenant improvements of other tenants;

              B. costs of design, entitlement, site preparation, planning, marketing, construction, and/ or acquisition of new buildings, additional land or any expansion of or major physical change to the Building or the Project;

              C. except as set forth in Section 4.2.4 (xii) and (xiii), costs of items considered capital repairs, replacements, improvements and equipment, or amortization or depreciation under generally accepted accounting principles consistently applied or otherwise except for minor capital improvements, tools or expenditures to the extent each such improvement or acquisition costs less than Three Thousand Dollars ($3,000) and the total cost of same are not in excess of Ten Thousand Dollars ($10,000) in any twelve (12) month period;

              D. except as set forth in Section 4.2.4 (xii) and (xiii) and except to the extent reasonably required in connection with the operation, maintenance, or repair of the Project, costs for equipment or machinery incurred by Landlord after the Lease Commencement Date (unless same are reasonably anticipated to effectuate an annual reduction in Operating Expenses greater than the annual expense thereof to be included in Operating Expenses pursuant to the other terms and provisions hereof);

              E. except as set forth in Section 4.2.4 (xii) and (xiii), interest, principal, points and fees on debt or amortization on any mortgage, deed of trust or other debt secured, or unsecured, by the Project;

              F. repairs or replacements to any utility systems which are dedicated to the use of a single other tenant or concession operator;

              G. amounts paid for goods or services to any persons or entities related to Landlord in excess of the prevailing cost of such goods or services from competitive unrelated sources;

              H. compensation or other costs and expenses incurred in connection with the operation, leasing, ownership, maintenance and repair of parking facilities and any valet or shuttle services provided to the Project, provided that in no event shall this item H exclude from Operating Expenses taxes, utilities and insurance related to the Project parking facility;

              I. any fee to or charge by Landlord (or any person and/or entity related to Landlord) for management, supervision, employee costs, profit and/or general overhead, and any bookkeeping and accounting costs or expenses, except to the extent included in the management fee permitted hereunder;

              J. any cost which is the responsibility of any utility company, governmental agency, or other third party to the extent such cost is reimbursed to Landlord from such company, agency or other third party, or to the extent such cost is reimbursable but Landlord has failed to seek such reimbursement with due diligence;

              K. reserves for future expenses beyond current year anticipated expenses;

              L. any costs or expenses for which Landlord has a right to payment or reimbursement from insurance or a past or present tenant of the Project to the extent Landlord has failed to seek payment or reimbursement with due diligence;

              M. all interest and penalties incurred as a result of Landlord's failure to pay bills as the same become due;

              N.     charitable or political contributions;

              O. accountants' fees, arbitration fees, and other costs and expenses incurred in connection with any audits conducted by Landlord or any past or present tenant or any existing or prospective leasing, lease renewal, lease termination, lease modification or other negotiations or disputes with employees or contractors, present or prospective tenants or other occupants of the Project, or their assignees or sublessees, or lenders or ground lessors;

              P. costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Project or the entity constituting Landlord, and costs incurred by Landlord, in whole or in part, in connection with or as a result of Landlord's ownership, operation or management of any properties other than the Project;

              Q. expenses in connection with services, repairs or other benefits for which Tenant is charged directly but which are provided without charge to another tenant or occupant of the Project, and costs for which tenants contract directly with the applicable service provider;

              R. costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law as of the Lease Commencement Date) which was in existence in the Building or on the Project prior to the Lease Commencement Date; and costs incurred to remove, remedy, contain, or treat hazardous material (as defined by then applicable law), which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project;

              S. advertising and promotional expenditures, costs of installing, lighting or maintaining signs in or on the Project identifying the owner, manager, leasing agent or tenants of the Project;

              T. any compensation paid or costs incurred in connection with commercial concessions operated by Landlord or third party operators;

              U. any recalculations of Operating Expenses for an Expense Year in which Landlord has already delivered a "Statement," as that term is defined in Section 4.4.1 of this Lease, except to the extent such recalculation results from a good faith error on the part of Landlord (and provided that Tenant shall remain liable for Excluded Expenses (whether or not a Statement has been delivered) in accordance with, and subject to the terms set forth in, the last sentence of Section 4.4.1 of this Lease);

              V. rent for space occupied as a Project management office to the extent such space is larger than 2,000 rentable square feet; to the extent such management office is used for other purposes, including, without limitation, leasing activities, the rent and other charges associated with such office shall be prorated in an equitable manner;

              W. costs arising from the gross negligence or willful misconduct of Landlord's agents or tenants of the Project, and costs incurred due to the violation by Landlord of any law or the terms and conditions of any lease of space in the Project;

              X. costs incurred to correct any defect or deficiency in the design or construction of the "Landlord Work," as that term is defined in
Section 1 of the Tenant Work Letter;

              Y. costs incurred for the repair of damage or destruction or eminent domain/taking governed by the destruction and condemnation provisions of the Lease;

              Z.     cost of meals, beverages and bottled water;

              AA.    automobile or travel expense for Landlord or its agents;

              BB.    any bad debt loss, rent loss or reserves for bad debts or
rent loss;

              CC.    costs for acquisition and refurbishment (as opposed to
ordinary repair) of sculpture, murals, paintings or other objects of art;

              DD.    except as specifically permitted in Sections 4.2.4 (ii),
(iv), (ix) and (xv), fees and payments to obtain or arising under any REA or any recorded easements, development agreements, participation agreements, covenants, conditions or restricting conditional use permits, traffic management programs, mitigation fees, conservation fees, housing replacement or linkage fees, or similar fees;

              EE. rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be Capital Items, except for (1) expenses in connection with making repairs on or keeping Building Systems in operation while repairs are being made and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services;

              FF.    The cost of any electric power provided to the rentable
area of the Building (i) in excess of the amount provided to Tenant without charge to the extent that Landlord actually charges Tenant directly for such overstandard use, and (ii) which any tenant directly contracts with the local public service company or for which any tenant is separately or submetered and pays Landlord directly;

              GG.    Any management fees whether paid to Landlord or a third
party, in excess of those management fees which are normally and customarily charged by landlords of comparable buildings, or otherwise in excess of an amount (the "Maximum Amount") equal to the product of (A) three percent (3%) and
(B) the amount of gross revenues for the Building, from office tenants;

              HH.    Costs of any "tap fees" or any sewer or water connection
fees for the benefit of any particular tenant in the Building;

              II. Any entertainment, dining or travel expenses for any purpose;

              JJ.    Any flowers, gifts, balloons, etc. provided to any entity
whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

              KK.    Any "finders fees", brokerage commissions, job placement
costs or job advertising cost;

              LL.    The cost of any training or incentive programs, other than for tenant life safety information services;

              MM.    In no event shall Landlord pass through insurance
deductible amounts in excess of reasonable and customary deductible amounts, provided that in no event shall such deductible amounts exceed $50,000.00 in any calendar year;

              NN.    Tax Expenses;

              OO.    The cost of any "tenant relations" parties, events or
promotion not consented to by an authorized representative of Tenant in writing, and the cost of any celebration or acknowledgment of holidays;

              PP.    Costs incurred in removing and storing the property of
former tenants or occupants of the Building;

              QQ.    The cost of any work or services performed for any tenant
(including Tenant) at such tenant's cost (unless such cost is an allowable part of Operating Expenses);

              RR.    "Takeover" expenses, including, but not limited to, the
expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Project;

              SS.    Costs of renovating the Building or preparing the Base
Building for Tenant's occupancy;

              TT.    Cost of work or replacements covered by warranties;

              UU.    Costs, expenses and charges incurred during the Lease Term which are of the nature of a cost, expense or charge incurred during the Base Year but not included therein as an Operating Expense (unless the cost, expense or charge is imputed to have been included in Operating Expenses for the Base Year so that the Operating Expenses for the Base Year are appropriately adjusted);

              VV. Costs of installing, maintaining and operating any specialty service operated by Landlord including without limitation, any luncheon club or athletic facility, or the repair thereof;

              WW.    Any dues or charges for professional associations of
property owners, managers or tenants of the Project;

              XX. Costs resulting from the failure of the Project, as of the Lease Commencement Date, to comply with laws applicable to the Project as of the Lease Commencement Date; and

              YY.    Costs to repair the tenant improvements within space
occupied by any other tenant of the Building to the extent Tenant is charged directly for comparable repairs to the tenant improvements within the Premises.

              The foregoing schedule of exclusions from Operating Expenses is intended to function solely as an exclusionary listing and shall not be interpreted to permit or authorize any cost or expense which would not otherwise be considered to be an Operating Expense under the other terms and conditions of this Lease. In no event shall Landlord bill tenants of the Project in the aggregate for more than 100% of the cost actually incurred by Landlord for any item of Operating Expense. Landlord shall not include in Operating Expenses for any Expense Year after the Base Year any new category of Operating Expenses, unless such new category is (i) required to comply with applicable governmental law or regulation, (ii) reasonably necessary to maintain the safe occupancy and use of the Premises, Building and/or Project by Tenant and the other tenants of the Project, (iii) then customarily provided at the Comparable Buildings, or
(iv) reasonably approved by Tenant. Operating Expenses shall be calculated in a manner consistent with sound real estate accounting principles, consistently applied.

       Landlord hereby agrees that the total amount of "Capped Expenses", as that term is defined below, included in Operating Expenses shall not increase during any particular Expense Year to an amount which is greater than the amount which would be included in Direct Expenses had Capped Expenses increased at a rate of seven percent (7%) per Expense Year (the "CAP"), commencing with the first Expense Year after the Base Year, on a cumulative, compounded basis, throughout the Lease Term. For the purposes of this Lease, the term "Capped Expenses" shall mean all Operating Expenses except for (i) any taxes included in Operating Expenses, (ii) costs incurred under Section 4.2.4(i) of this Lease,
(iii) costs incurred under Section 4.2.4(iii) of this Lease, and (iv) costs incurred under Section 4.2.4(xiii) of this Lease.

       If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If Landlord does not carry earthquake insurance for the Building during the Base Year but subsequently obtains earthquake insurance for the Building during the Lease Term, then from and after the date upon which Landlord obtains such earthquake insurance and continuing throughout the period during which Landlord maintains such insurance, Operating Expenses for the Base Year shall be deemed to be increased by the amount of the premium Landlord would have incurred had Landlord maintained such insurance for the same period of time during the Base Year as such insurance is maintained by Landlord during such subsequent Expense Year. If the Project is not at least one hundred percent (100%) occupied during all or a portion of the Base Year or any Expense Year, Landlord shall elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. In no event shall Landlord's grossed-up calculations for any particular expense result in a determination of such particular expense which, if applied to all tenants of the Building, would result in more than 100% of such expense being reimbursable to Landlord by all tenants of the Building, and if such calculations result in an excess, Tenant's Share of the amount in excess of 100% shall be returned to Tenant. All exclusions to Operating Expenses, as set forth above, shall be deducted prior to applying a gross-up methodology to any item of Operating Expenses. Only those items, or components of items, which are variable (i.e., costs which vary as a result of changes in occupancy of the Building such as cleaning, repair, maintenance, HVAC operation, etc.), as opposed to fixed costs (i.e., costs which do not vary as a result of changes in occupancy of the Building such as annual contracted inspections of systems of equipment, fixed security and insurance costs, etc.) shall be grossed-up. In the gross-up treatment, reasonable projections shall be used and sound real estate accounting principles, consistently applied, utilized.

              4.2.5  TAXES.

                     4.2.5.1 "TAX EXPENSES" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof. Tax Expenses for the Base Year shall be increased to equal the Taxes Expenses, including ad valorem taxes and gross receipts taxes, which would be payable if the Building were fully occupied by tenants paying rental comparable to Tenant's rent, built out at a level comparable to Tenant's improvements, with Landlord's Work complete and the Project fully assessed as a result of the foregoing.

                     4.2.5.2  Tax Expenses shall include, without limitation:
(i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("PROPOSITION 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross rents or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

                     4.2.5.3 Any reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this ARTICLE 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days following demand by Landlord, Tenant's Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant or other tenants under Section 4.5 of this Lease, and
(iv) Operating Expense exclusions E, H, K, L, M and DD.

                     4.2.5.4 The amount of Tax Expenses for the Base Year attributable to the valuation of the Project, inclusive of tenant improvements, shall be known as the "Base Taxes".

              4.2.6  "TENANT'S SHARE" shall mean the percentage set forth in
Section 6 of the Summary.

       4.3 ALLOCATION OF DIRECT EXPENSES. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the "COST POOLS"), in a reasonable and equitable manner. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in a reasonable and equitable manner.

       4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the "EXCESS").

              4.4.1 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT. Landlord shall give to Tenant within 180 days following the end of each Expense Year, a statement (the "STATEMENT") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Excess. Each Statement shall be itemized with reasonable detail as to general categories and shall specifically note the amount of each such category. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due or within 30 days following Tenant's receipt of the Statement, whichever is later, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.2, below. If the amount of the Excess is less than the amount paid by Tenant as Estimated Excess during the applicable Expense Year, Tenant shall receive a credit for such overpayment against the Rent next due under this Lease, provided that if the Lease Term has expired, Landlord shall pay the amount of Tenant's overpayment to Tenant. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this
Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant within thirty (30) days following demand by Landlord shall pay to Landlord such amount. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

Notwithstanding anything in this Section 4.4.1 to the contrary, except in connection with the Excluded Expenses, Tenant shall not be responsible for Tenant's Share of any Direct Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Direct Expenses relate, provided that Tenant shall be responsible for Excluded Expeses first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Excluded Expenses relate only to the extent that Landlord becomes aware of such increased Excluded Expenses following such two (2) year period due to governmental revision, supplementation or other governmental action which results in the adjustment of the Excluded Expenses.

              4.4.2 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall endeavor to give Tenant within 180 days following the commencement of each Expense Year a yearly expense estimate statement (the "ESTIMATE STATEMENT") which shall set forth Landlord's reasonable estimate (the "ESTIMATE") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the "ESTIMATED EXCESS") as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due or within 30 days following Tenant's receipt of the Estimate Statement, whichever is later, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense
Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

       4.5    TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE.

              4.5.1 Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant's equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant's equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord's property or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

              4.5.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation in excess the highest value for tenant improvements which Landlord includes in Tax Expenses without direct charge to the applicable tenant of the Building, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

              4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease; or (ii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

       4.6 TENANT'S PAYMENT OF CERTAIN TAX EXPENSES. Notwithstanding anything to the contrary contained in this Lease, in the event that, at any time during the initial Lease Term, any sale, or change in ownership of the Project at arm's length is consummated, and as a result thereof, and to the extent that in connection therewith, the Project is reassessed (the "REASSESSMENT") for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the terms of this Section 4.6 shall apply to the first such Reassessment of the Project.

              4.6.1 THE TAX INCREASE. For purposes of this Article 4, the term "Tax Increase" shall mean that portion of the Tax Expenses, as calculated immediately following the Reassessment, which is attributable solely to the Reassessment. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Reassessment, which
(i) is attributable to assessments which were pending immediately prior to the Reassessment which assessments were conducted during, and included in, such Reassessment, or which assessments were otherwise rendered unnecessary following the Reassessment, or (ii) is attributable to the annual inflationary increase of real estate taxes, but not in excess of two percent (2.0%) per annum.

              4.6.2 PROTECTION. During the initial Lease Term, as reset, if applicable, Tenant shall not be obligated to pay any portion of the first Tax Increase which occurs during the initial Lease Term.

              4.6.3 LANDLORD'S RIGHT TO PURCHASE THE PROPOSITION 13 PROTECTION AMOUNT ATTRIBUTABLE TO A PARTICULAR REASSESSMENT. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with a particular Reassessment pursuant to the terms of this Section 4.6, shall be sometimes referred to hereafter as a "Proposition 13 Protection Amount." If, in connection with a pending or anticipated sale of the Project by Landlord, the occurrence of a Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Reassessment will occur, the terms of this Section 4.6.3 shall apply to each such Reassessment. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the applicable Reassessment (the "APPLICABLE REASSESSMENT"), within a reasonable period of time prior to the pending or anticipated sale of the Project by Landlord, by paying to Tenant an amount equal to the "Proposition 13 Purchase Price," as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to any Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, "Proposition 13 Purchase Price" shall mean the present value of the Proposition 13 Protection Amount remaining during the Lease Term, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each Lease
Year), as the amounts to be discounted, and (ii) by using discount rates for each amount to be discounted equal to the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord's exercise of its right to purchase, as set forth in this
Section 4.6.3. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6.2 of this Lease shall not apply to any Tax Increase attributable to the Applicable Reassessment. Since Landlord is estimating the Proposition 13 Purchase Price because a Reassessment has not yet occurred, then when such Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant's Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Rent next due shall be increased by the amount of the overestimation.

       4.7 LANDLORD'S BOOKS AND RECORDS. In the event that Tenant disputes the amount of Additional Rent set forth in any annual Statement delivered by Landlord, then within two (2) years after receipt of such Statement by Tenant, Tenant shall have the right to notify Landlord in writing that it intends to cause an independent certified public accountant (which accountant must be qualified and experienced, must be employed by a firm which derives its primary revenues from its accounting practice) to inspect Landlord's accounting records at Landlord's office in the Building for the Expense Year covered by such Statement during normal business hours ("TENANT'S REVIEW"). Tenant shall provide Landlord with not less than two (2) weeks' prior written notice of its desire to conduct Tenant's review. In connection with the foregoing review, Landlord shall furnish Tenant with such reasonable supporting documentation relating to the subject Statement (and the Statement for the Base Year, provided that such supporting documentation relating to the Statement for the Base Year shall be for informational purposes only and not for the purpose of any audit of the Base Year Statement if the time period for Tenant's audit of the Base Year Statement shall have expired) as Tenant may reasonably request. In no event shall Tenant have the right to conduct Tenant's Review if Tenant is then in default under the Lease with respect to any of Tenant's monetary obligations (following the expiration of all notice and cure periods set forth in Article 19), including, without limitation, the payment by Tenant of all Additional Rent amounts described in the Statement which is the subject of Tenant's Review, which payment, at Tenant's election, may be made under dispute. In the event that Tenant shall fail to provide Landlord with written notification within two (2) years following receipt of a particular Statement of Tenant's desire to conduct a Tenant's Review, Tenant shall have no further right to dispute the amounts of Additional Rent set forth on such Statement.
In the event that following Tenant's Review Tenant continues to dispute the amounts of Additional Rent shown on Landlord's Statement and Landlord and Tenant are unable to resolve such dispute, then Landlord shall cause a final and determinative audit to be made by an independent accountant mutually and reasonably agreed upon by Landlord and Tenant, of the proper amount of the disputed items and/or categories of Direct Expenses to be shown on such Statement (the "FINAL AUDIT"). The results of such Final Audit shall be conclusive and binding upon both Landlord and Tenant unless either party objects to the results of such Final Audit by written notice delivered to the other party within ten (10) days following receipt by the parties of the result of the Final Audit, which objection must be accompanied by a request that the correctness of the Additional Rent determination for such Expense
Year in question be determined pursuant to binding arbitration
("ARBITRATION") under J.A.M.S., as set forth in Section 2.2.4.6 of this Lease. If the resolution of the parties' dispute with regard to the Additional Rent shown on the Statement, whether pursuant to Tenant's Review, the Final Audit or the Arbitration reveals an error in the calculation of Tenant's Share of Building Direct Expenses to be paid for such Expense Year, the parties' sole remedy shall be for the parties to make appropriate payments or reimbursements, as the case may be, to each other as are determined to be owing. Any such payments shall be made within thirty (30) days following the resolution of such dispute, along with interest at the Interest Rate from the date such amounts were originally due, until the date of such payment. At Tenant's election, Tenant may treat any overpayments
(plus the interest described above) resulting from the foregoing resolution of such parties' dispute as a credit against Rent until such amounts are otherwise paid by Landlord. Tenant shall be responsible for all costs and expenses associated with Tenant's Review and any Final Audit, provided that if the parties' final resolution of the dispute involves the overstatement by Landlord of Direct Expenses for such Expense Year in excess of two and three quarters percent (2.75%), then Landlord shall be responsible for all reasonable, out-of-pocket costs and expenses associated with Tenant's Review and any Final Audit. In the event that the parties' dispute is resolved pursuant to Arbitration, Tenant shall be responsible for all costs and expenses associated with such Arbitration, provided that if the arbitrator's decision reveals that Landlord's determination of Tenant's Share of Direct Expenses as submitted to arbitration was overstated, then Landlord shall be responsible for all reasonable, out-of-pocket costs and expenses of such Arbitration. If another tenant of the Building audits Direct Expenses for the Building and, as a result of that audit, Landlord discovers a material error in Direct Expenses previously paid or to be payable by Tenant, Landlord shall make an appropriate adjustment to Direct Expenses to correct such error and shall provide Tenant with supporting documentation of such error at the time of such correction.

                                     ARTICLE 5

                                  USE OF PREMISES

       5.1 PERMITTED USE. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion.

       5.2 PROHIBITED USES. The uses prohibited under this Lease shall include any use other than the Permitted Use, provided that notwithstanding anything in Section 7 of the Summary to the contrary, the Permitted Use shall specifically exclude, without limitation, the use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or health care service organization (except to the extent utilized primarily for general office purposes); (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations (except to the extent utilized primarily for general office purposes). Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in EXHIBIT D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises which will unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions affecting the Project as of the date of this Lease.

                                     ARTICLE 6

                               SERVICES AND UTILITIES

       6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

              6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the "BUILDING HOURS"), except for the date of observation of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord's discretion, other locally or nationally recognized holidays recognized by landlords of the Comparable Buildings (collectively, the "HOLIDAYS"). Notwithstanding the foregoing, Landlord hereby agrees to provide to Tenant, without direct charge to Tenant, HVAC when necessary for normal comfort for normal office use on any full floor of the Building leased by Tenant, Monday through Friday from 8:00 a.m. to 7:00 p.m., and Saturday 9:00 a.m. - 1:00 p.m. (the "EXTENDED HOURS"), except the date of observation of the Holidays. The Extended Hours shall not serve to prohibit or impair Tenant's right to order after hours HVAC in accordance with the terms of Section 6.2 of this Lease.

              6.1.2 Landlord shall provide adequate electrical wiring and facilities for connection to Tenant's lighting fixtures and incidental use equipment, provided that (i) the demand electrical load of the incidental use equipment does not exceed an average of 3 watts per usable square foot of the Premises during the Extended Hours on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty
(120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding twenty (20) amperes, and
(ii) the demand electrical load of Tenant's fluorescent lighting fixtures does not exceed an average of 1.5 watts per usable square foot of the Premises during the Extended Hours on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal one hundred twenty (120) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24. Engineering plans shall include a calculation of Tenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises to the extent such cost exceeds the cost of replacing the same components in Building standard fixtures.

              6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

              6.1.4 Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises consistent with the specifications attached hereto as Exhibit I, and window washing services in a manner and with a frequency consistent with those of the Comparable Buildings. Within thirty (30) days following demand by Landlord, Tenant shall pay to Landlord an amount equal to the Actual Cost incurred by Landlord in connection with the janitorial services provided to the Patio Area.

              6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, shall have one elevator available at all other times, except on the Holidays.

              6.1.6 Landlord shall provide nonexclusive freight elevator service subject to scheduling by Landlord.

              6.1.7 Landlord shall provide card key access control to the Building the Building's front entrance, the Building's elevators, and the entrance to the Building Parking Facility (the "CARD KEY SYSTEM"). The Card Key System shall operate between the hours of 7:00 p.m. and 7:00 a.m. (the "SECURED HOURS") At Tenant's option, Tenant's may designate that certain card holders not retain access to the Premises during the Secured Hours. The Building Parking Facility shall have a roll-up gate which will be lowered during the Secured Hours, provided that the same may be raised by card holders. Tenant shall have the right to prohibit public access to floors of the Building which are solely occupied by Tenant, provided that Tenant shall reimburse Landlord for fifty percent (50%) of its Actual Cost in upgrading the Card Key System to the extent required in order to accommodate the foregoing. Tenant may, at its own expense, install its own security system ("TENANT'S SECURITY SYSTEM") in the Premises pursuant to the terms of Article 8, below; provided, however, that Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security does not interfere with Landlord's security system in place as of the Lease Commencement Date and the Building systems and equipment and to the extent that Tenant's Security System unreasonably interferes with Landlord's security system and the Building systems and equipment, Tenant shall not be entitled to install or operate it. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System.

              6.1.8 Notwithstanding anything to the contrary in this Lease, Landlord agrees that Landlord shall maintain and operate the Building in a condition and repair materially consistent with that undertaken by landlords of the Comparable Buildings.

       Tenant shall cooperate reasonably with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

       6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section
6.1 of this Lease except as permitted in this Lease. Landlord acknowledges, however, that Tenant shall be utilizing machines other than fractional horsepower office machines on the ground floor of the Building, which machines shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the actual, reasonable and documented cost paid to third parties at arms length, without profit or overhead or penalty (the
"ACTUAL COST"), in connection with such excess consumption. Furthermore, if Tenant uses electricity in an aggregate amount in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Landlord may, at its option, install devices to separately meter such excess electrical use, and provided that such meters indicate excess usage by Tenant when measured on a monthly basis, Tenant shall pay to Landlord, within thirty (30) days following demand by Landlord, the Actual Cost of any such devices. Tenant's use of electricity shall never exceed "Capacity," as that term is defined, below. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease (the "AFTER HOUR HVAC"), Landlord shall supply such utilities to Tenant at Landlord's Actual Cost (which shall be treated as Additional Rent), provided that Tenant shall deliver notice to Landlord of any non-Holiday weekday After Hours HVAC desired by Tenant on or before 12:00 noon of the day such After Hours HVAC is desired and Tenant shall deliver notice to Landlord of any weekend or Holiday After Hours HVAC desired by Tenant on or before 12:00 noon of the business day immediately preceding such weekend or Holiday. As of the date of this Lease, the After Hours HVAC Cost equals $20.00 per hour for the ground floor and $27.00 per hour for floors two (2) through five (5) of the Building. For purposes of this Section 6.2, "CAPACITY" shall mean (i) four and one-half (4.5) watts per usable square foot on the ground floor, (ii) four and one-half (4.5) watts per usable square foot on the second (2nd) floor of the Building, and (iii) seven (7) watts per usable square foot on floors three (3) through five (5) of the Building, provided that the foregoing "Capacity" shall be exclusive of
(a) the 1.5 watts per usable square foot available for Tenant's fluorescent lighting, and (b) electricity utilized by the Building HVAC system.

       6.3    INTERRUPTION OF USE.

              6.3.1 TERMINATION RIGHTS. Notwithstanding anything to the contrary contained in this Lease, in the event of the occurrence of a "Trigger Event," as that term is defined, below, which causes an interference with Tenant's use of or access to the Premises for a period in excess of the "Eligibility Period," as that term is defined in Section 6.3.2, below, and such Trigger Event will likely materially adversely affect Tenant's use of, or prevent Tenant's reasonable access to, the Premises for an additional period of time reasonably expected to be greater than one hundred eighty (180) days (the "MAXIMUM RESTORATION PERIOD"), then Tenant shall have the right to request Landlord to provide Tenant with the reasonable opinion of an independent qualified consultant as to the reasonably projected period for the restoration of Tenant's use of and/or access to the Premises. Landlord shall have the right to reasonably select the identity of the foregoing consultant, subject to Tenant's reasonable approval. Landlord shall deliver such opinion to Tenant within thirty (30) days following both Tenant's written request for such opinion and Tenant's reasonable approval of the identity of the consultant delivering such opinion. If such opinion is that it is likely that the period for restoration of Tenant's use of and/or access to the Premises shall exceed the Maximum Restoration Period, then Tenant may elect to exercise an ongoing right to terminate the Lease, upon thirty (30) days prior written notice sent to Landlord within a period of thirty (30) days following receipt of the foregoing consultant's opinion. For purposes of this Lease, a "TRIGGER EVENT" shall mean one or more of the following events, provided that in no event shall any of the following events constitute a Trigger Event if caused by (a) damage or destruction to the Building, the Project, Common Areas or the Premises (in which case the provisions of Article 11 of the Lease shall control), (b) the negligence or willful misconduct of Tenant or its agents, employees, partners or contractors, or (c) a taking of the Building, the Project, Common Areas, or the Premises by eminent domain or the exercise of other governmental authority (in which case the provisions of Article 13 shall control):

                            (i) interruption of electrical, HVAC, water, gas, or sewer utilities or services to be used by Tenant in connection with its occupancy of the Premises, or failure of Landlord to provide telecommunication cabling repair and maintenance required to be provided by Landlord under this Lease;

                            (ii) discovery of a Hazardous Materials condition in, on or around the Building, Project, Common Areas or Premises which constitutes a violation of

       Law or which presents a material safety or health risk to Tenant's employee or visitors, excepting those conditions resulting from Hazardous Materials which are either:

                                   (A)    used by Tenant's contractor in the
              construction of Tenant Improvements or Alterations in the Premises;

                                   (B)    generated by Tenant, its assignees,
              subtenants, employees, agents, representatives, or contractors or brought onto or in the Project, Building, Common Areas or Premises by any of the foregoing parties; or

                            (iii) repair, maintenance or alteration of the Premises, the Project, the Building or the Common Areas or any material intrusion into the Premises by Landlord or the "Landlord Parties," as that term is defined in Section 10.1 of this Lease.

              6.3.2 ABATEMENT RIGHTS. In addition to Tenant's right to terminate set forth in Section 6.3.1 above, if Tenant is prevented from using (and does not actually use) the Premises (or any portion thereof) for five (5) consecutive business days or ten (10) business days in any twelve (12) month period after Tenant's written notice (the "ABATEMENT EVENT NOTICE") to Landlord (the "ELIGIBILITY PERIOD") as a result of a Trigger Event, then Tenant's Rent (which for this purpose and for purposes of Section 11.1 of this Lease includes Base Rent, Additional Rent, parking charges and all similar periodic charges contemplated hereunder) shall be abated or reduced (as the case may be) as of the date of Landlord's receipt of the Abatement Event Notice for such time that Tenant is prevented from using, and does not use, the Premises (or a portion thereof) in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using bears to the total rentable area of the Premises. However, if Tenant is prevented from conducting Tenant's business in any portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct Tenant's business therein for a period of time in excess of the Eligibility Period, then Tenant's Rent for the entire Premises shall be abated for such time after Landlord's receipt of the Abatement Event Notice during which Tenant is so prevented from effectively conducting Tenant's business therein. If, however, Tenant reoccupies any portion of the Premises during such period, the rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. If Tenant's right to abatement occurs during a free rent period or other period during which Tenant's Rent hereunder is abated or subject to a rent credit pursuant to another provision of this Lease (other than due to another Trigger Event or an event described in Articles 11 or 13 hereof) ("OVERLAP PERIOD"), Tenant shall be entitled to an additional free rent credit (applicable to the rent next due and payable) equal to the free rent to which Tenant was otherwise entitled during the Overlap Period but which was not used by virtue of application of this
Section 6.3.  Notwithstanding any provision of this Lease to the contrary,
(a) Tenant shall be entitled to an abatement of rent if Tenant is practicably precluded from Tenant's reasonable use of the Premises for any cause set forth above for all periods shorter than the Eligibility Period, if and to the extent Landlord receives proceeds from any rental loss or equivalent policy of insurance held by Landlord in connection with such abatement, and the provisions set forth above shall not in any way limit or relieve the obligation of any insurer to make payment of the proceeds of any such policy, (b) the parties acknowledge that loss of the use of a material portion of the parking passes granted to Tenant hereunder (without temporary reasonable replacement by Landlord within a reasonable distance of the Project, with shuttle service if reasonably required) for longer than the Eligibility Period shall entitle Tenant to an abatement of Tenant's Rent in an amount proportionate to the interference to Tenant's business in the Premises resulting therefrom.

              6.3.3 EXCLUSIVE REMEDIES. The foregoing Rent abatement and termination rights shall be Tenant's exclusive remedies for abatement of Rent or termination of this Lease in connection with a Trigger Event, provided that nothing contained in this Section 6.3.3 shall impair or reduce Tenant's rights set forth in Section 7.2 of this Lease.

                                     ARTICLE 7

                                      REPAIRS

       7.1    DUTIES OF REPAIR.  Landlord shall maintain, repair and replace
(i) the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), exit stairs, Project parking facility, elevator cabs, and Building mechanical, electrical and telephone closets and Base Building (collectively, "BUILDING STRUCTURE"), and (ii) the mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems installed or furnished by Landlord and not located within the Premises (the "BUILDING SYSTEMS"), in good order and repair and in a first class condition. In addition, Landlord shall, at all times during the Lease Term, cause the Building Systems (including the Building HVAC units servicing the second floor of the Building) to operate in such a manner which does not result in a level of noise and/or a level of vibration which unreasonably interferes with Tenant's use of the Premises. Except as to Landlord's obligations set forth above in this Section 7.1, Tenant shall, at Tenant's own expense, keep the Premises, including all Alterations, "Tenant Improvements," as that term is defined in the Tenant Work Letter, improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, except as provided as part of Landlord's repair obligations set forth above or elsewhere in this Lease, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within a reasonable period of time, promptly and adequately complete all repairs which Tenant in obligated to complete; provided however, that, at Landlord's option, if Tenant fails to make such repairs, Landlord may, but need not, on not less that ten (10) business days prior notice to Tenant (except in case of an emergency) make such repairs, and to the extent Tenant was obligated to undertake such repair at Tenant's sole cost, Tenant shall pay Landlord the cost thereof, including a reasonable percentage of the cost thereof sufficient to reimburse Landlord for the Actual Cost arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding the foregoing, following reasonable prior notice from Tenant, Landlord shall repair any items required to be repaired by Tenant pursuant to the terms of this Section 7.1, provided that, in such event, Tenant shall pay to Landlord, within thirty (30) days following demand by Landlord, the Actual Cost incurred by Landlord in connection with such repairs. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Subject to Section 7.2, Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

       7.2 TENANT'S RIGHT TO MAKE REPAIRS. If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to the provision of utilities and/or services and/or repairs and/or maintenance to the Premises or Project, and Landlord fails to provide such action as required by the terms of this Lease within ten (10) business days after receipt of such written notice (or such longer period of time if the nature of such action is such that the same cannot reasonably be completed within a ten (10) business day period, provided Landlord has diligently and continuously commenced such action within such period and thereafter diligently proceeds to complete said action as soon as possible) Tenant may proceed to take the required action upon delivery of an additional two (2) business days notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action plus interest at the Interest Rate during the period from the date Tenant incurs such costs and expenses until such time as payment is made by Landlord. In the event Tenant takes the action permitted above, and such work may create a "Deficiency," as that term is defined in SECTION 3.1 of the Tenant Work Letter, Tenant shall use reputable contractors with experience in similar work. Further, if Landlord does not deliver a detailed written objection to Tenant, within thirty (30) days after receipt of an invoice by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice together with interest at the Interest Rate. If, however, Landlord is in good faith delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that specifically enumerated charges are excessive (in which case Landlord shall pay all of the charges not so enumerated, and further, with respect to the charges not so enumerated, the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Rent, but as Tenant's sole remedy, Tenant proceed to claim a default by Landlord under this Lease.

                                     ARTICLE 8

                             ADDITIONS AND ALTERATIONS

       8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the "ALTERATIONS") upon ten (10) days notice to Landlord by Tenant but without first procuring the prior written consent of Landlord to such Alterations, provided that Tenant shall obtain Landlord's prior consent with respect to (i) any Alteration which relates to, or is required in connection with the use by, Tenant of any hazardous materials or hazardous substances in the Premises, (ii) any Alteration to the Patio Area, (iii) any Alteration which adversely affects the structural portions or the systems or equipment of the Building, or (iv) any Alteration which is visible from the exterior of the Building. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this
Article 8.

       8.2 MANNER OF CONSTRUCTION. Landlord may impose, as a condition to any Alteration requiring Landlord's consent, the requirement that Tenant utilize for such purposes only contractors and subcontractors approved by Landlord, in Landlord's reasonable discretion. With respect to Alterations not requiring Landlord's consent, Tenant shall utilize only reputable and skilled contractors and subcontractors which are comparable to the contractors and subcontractors utilized by tenants at the Comparable Buildings. If such Alterations will involve the use of or disturb hazardous materials or substances existing in the Premises, Tenant shall comply with Landlord's rules and regulations concerning such hazardous materials or substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the City of Los Angeles, all in conformance with Landlord's construction rules and regulations. In the event Tenant performs any Alterations which are not customary general office improvements which require or give rise to governmentally required changes to the "Base Building," as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The "BASE BUILDING" shall include the structural portions of the Building, and the public restrooms and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to unreasonably obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to unreasonably obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, that would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project management office a reproducible copy of the "as built" drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

       8.3 PAYMENT FOR IMPROVEMENTS. If payment for any Alteration in excess of Three and No/100 Dollars ($3.00) for each usable square foot of the subject area is made directly to contractors, Tenant shall comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, provided that Tenant's obligations under
Article 9 of this Lease shall apply with respect to all Alterations undertaken by Tenant. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage (such percentage to be uniformly established for the Building) of the cost of such work sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work from Landlord, Tenant shall not be required to pay Landlord any supervision fee or other compensation in connection with such work, but if such work shall involve any matter which reasonably requires review or consultation by Landlord's management staff with third-party consultants, Tenant shall reimburse Landlord for Landlord's Actual Cost in connection with such review or consultation.

       8.4    CONSTRUCTION INSURANCE.  In addition to the requirements of
Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

       8.5 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal. Furthermore, Landlord may, by written notice to Tenant given at the time Landlord grants its consent to any Alteration (which notice shall specify the reasonable grounds for such requirement), require Tenant, at Tenant's expense, to remove any Alterations or improvements in the Premises upon the expiration or earlier termination of this Lease, and to repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations or improvements in the Premises, provided that Tenant does not fulfill such obligation within ten (10) days following notice from Landlord, Landlord may do so and may charge the Actual Cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

                                     ARTICLE 9

                               COVENANT AGAINST LIENS

       Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys' fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable within thirty (30) days following demand by Landlord , without limitation as to other remedies available to Landlord under this

Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Project, Building and Premises.

                                     ARTICLE 10

                                     INSURANCE

       10.1 INDEMNIFICATION AND WAIVER. Except to the extent arising from matters set forth in items (i), (ii) and (iii), below, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, members, subpartners, parents, subsidiaries, affiliates and their respective officers, agents, servants, employees, and independent contractors (collectively, "LANDLORD PARTIES") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys' fees) ("CLAIMS AND EXPENSES") incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers', accountants' and attorneys' fees. Further, Tenant's agreement to indemnify Landlord pursuant to this SECTION 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Notwithstanding any contrary provision of this Lease, neither Landlord nor Tenant shall be liable to the other party for any consequential damages for a breach or default under this Lease, provided that this sentence shall not be applicable to any consequential damages which may be incurred by Landlord relating to, or in connection with (i) action taken by or on behalf of Tenant pursuant to the provisions of SECTION 7.2 above, or (ii) any storage, use, treatment, manufacture, sale, disposal or discharge of any hazardous materials or substances (as those terms are defined by applicable law) in, on, under or about the Premises, Building or Project by Tenant, its agents, representatives, employees, contractors, subtenants or assigns, or any actions taken by Tenant or such parties in connection therewith, or (iii) any holdover by Tenant following the expiration of the Lease Term, subject to and in accordance with the provisions of ARTICLE 16 hereof. The provisions of this
Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Subject to the provisions of this Section 10.1, Landlord shall indemnify, defend, protect and hold Tenant and its partners, officers, agents, servants and employees (collectively, "TENANT PARTIES") harmless from and against any and all Claims and Expenses incurred in connection with, or arising form (i) any cause in or about the Project, the Land, the Building or the Common Areas (in each case other than the Premises), to the extent the same would be covered under a customary CGL Policy of insurance or is otherwise covered by Landlord's insurance; (ii) any negligence or willful misconduct of Landlord or of any Landlord Party or any Landlord contractor, whether in or about the Project, the Land, the Building, the Common Areas or the Premises, or (ii) a breach of this Lease by Landlord; provided, however, that the foregoing indemnity shall not apply to the extent of the negligence or willful misconduct of Tenant or its partners, members, subpartners, parents, subsidiaries, affiliates and their respective officers, agents, servants, employees, and independent contractors.

       10.2 LANDLORD'S INSURANCE. Landlord shall carry commercial general liability insurance with respect to the Building and Project during the Lease Term, and shall further insure the full replacement cost of the Building and Project during the Lease Term against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Landlord's casualty policy shall contain a "building laws" endorsement (to the extent the same is available on a commercially reasonable basis). Landlord's insurance coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine, provided that in no event shall Landlord's commercial general liability insurance be in an amount less than $5,000,000.00, combined single limit. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or Project or the ground or underlying lessors of the Building, Project, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Building and Project shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings, and Worker's Compensation and Employer's Liability coverage as required by applicable law. Furthermore, Landlord shall, during the Lease Term, carry a policy of rental interruption insurance covering one (1) years' loss of rent. The minimum limits of policies of insurance required of Landlord under the Lease shall not limit the liability of Landlord under this Lease with respect to claims covered by such insuance. The insurance obtained by Landlord shall specifically cover the indemnification liability of Landlord under this Lease. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

       10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts. Tenant may utilize blanket policies of insurance (and combinations of primary and excess/umbrella policies).

              10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant's operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability of:

 Bodily Injury and                       $5,000,000 each occurrence

 Property Damage Liability               $5,000,000 annual aggregate

 Personal Injury Liability               $5,000,000 each occurrence

                                         $5,000,000 annual aggregate
                                         0% Insured's participation

              10.3.2 Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building and Landlord's Work) (the "ORIGINAL IMPROVEMENTS"), and (iii) all other improvements, alterations and additions to the Premises installed by or for Tenant. Such insurance shall be written on "special causes" of loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion.

              10.3.3 Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

       10.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party reasonably specified by Landlord, as an additional insured, including Landlord's managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' (ten (10) days' in the event of nonpayment of premiums) prior written notice shall have been given to Landlord and any mortgagee of Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, after delivery of five (5) days' notice to Tenant, at Landlord's option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

       10.5 SUBROGATION. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

       10.6 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord. Notwithstanding any provisions of this Lease to the contrary, the obligations of Tenant to provide increased or new insurance hereunder shall be limited to the extent the same is (i) then customarily required by landlords of Comparable Buildings in connection with comparable tenants occupying comparable sized premises and (ii) reasonably available for purchase by Tenant at a commercially reasonable cost.

                                  ARTICLE 11

                           DAMAGE AND DESTRUCTION

       11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building, Landlord's Work, and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall reasonably approve the contractors to perform such improvement work. If such fire or other casualty shall have damaged the Premises, or Common Areas which render the Premises unfit of occupancy for the purposes permitted under this Lease, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied for the conduct of business by Tenant as a result thereof. Tenant's right to rent abatement pursuant to the preceding sentence shall continue until Tenant has been provided a reasoable period to rebuild the portion of the Premises it is required to rebuild under this Article 11 (subject to Force Majeure), to install Tenant's property, furniture, fixtures, and equipment, and to move in over one (1) weekend.

       11.2   LANDLORD'S OPTION TO REPAIR.  Notwithstanding the terms of Section
11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant one hundred twenty(120) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, Landlord terminates the leases of all tenants of the Building that are affected by the casualty in a manner similar to Tenant, and one or more of the following conditions is present: (i) in Landlord's reasonable judgment, repairs cannot reasonably be completed within three hundred sixty and (360) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) except for an amount not to exceed the "Threshold Amount," as that term is defined below, the damage is not fully covered by Landlord's insurance policies; or (iii) the damage occurs during the last nine (9) months of the Lease Term. Notwithstanding the foregoing, if Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within three hundred sixty and (360) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than 120 days after the date such notice is given by Tenant. For purposes of this
Section 11.2, the "THRESHOLD AMOUNT" shall equal $2,000,000.00.

       11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

                                     ARTICLE 12

                                     NONWAIVER

       No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. Except as provided in Section 16, no receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

                                     ARTICLE 13

                                    CONDEMNATION

       If the whole or any material part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, provided that Landlord terminates all of the leases of all tenants of the Building that are affected by the taking (or a deed or other instrument in lieu thereof) in a manner comparable to Tenant, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, provided in each event that such claim by Tenant is payable to Tenant or is otherwise separately identifiable, and provided further that if the recovery from the condemnor shall be paid into a common fund or paid to Landlord only, so long as amounts are specifically designated as payment for claims which are due Tenant pursuant to the terms of this Article 13. In addition, Tenant shall be entitled to 50% of the bonus value of this Lease (which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation for the leasehold estate). All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shal not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the

Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

                                     ARTICLE 14

                             ASSIGNMENT AND SUBLETTING

       14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than two hundred seventy (270) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the "Transfer Premium", as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, provided that (I) in no event shall such fees and costs exceed $2,500.00 for a Transfer, and (II) no such fees and costs shall be due in connection with an assignment or sublease which does not require the consent of Landlord pursuant to the terms of this Article 14.

       14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall grant or deny its consent to a proposed Transfer within ten (10) business days following the date Landlord receives the Transfer Notice. Any denial of Landlord's consent shall be accompanied by a statement indicating the reasonable grounds upon which Landlord denied such consent. In the event that Landlord shall fail to grant or deny its consent within the foregoing ten (10) business day period, and shall fail to grant or deny its consent within three (3) business days following receipt of notice thereof from Tenant, Landlord's consent shall be deemed granted. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

              14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

              14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

              14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

              14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

              14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

              14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, occupies space in the Project at the time of the request for consent and Landlord has space in the Building which is reasonably sufficient to satisfy the proposed Transferee's requirements, provided that the terms of this Section 14.2.6 shall be inapplicable in connection with a proposed sublease to be entered into by Tenant during the last eighteen (18) months of the Lease Term which is for a term (inclusive of renewals) of eighteen (18) months or less.

       If Landlord consents to any Transfer pursuant to the terms of this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more materially favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice (and Landlord retains or based upon the changes would retain a right of recapture pursuant to
Section 14.4 of this Lease), Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

       14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee.
"TRANSFER PREMIUM" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses (the "TRANSFER COSTS") incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, (iii) any reasonable brokerage commissions and attorneys fees incurred in connection with the Transfer, (iv) marketing costs;
(v) attorneys' fees paid by Tenant to Landlord in connection with the Transfer,
(vi) tenant improvement allowances granted in connection with the Transfer,
(vii) free rent and concessions granted to the Transferee, and (viii) the amount of Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (A) the date Tenant contracts with a reputable broker to market the Subject Space, and (B) the date Tenant vacates the Subject Space, until the commencement of the term of the Transfer. The Transfer Costs shall also be deemed to include the value of any permanently affixed improvements in the Subject Space which were paid for by Tenant (specifically excluding any improvements in the Subject Space funded by Landlord as part of the Tenant Improvement Allowance). "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Tenant shall not artificially structure any Transfer as a subterfuge in order to intentionally circumvent the provisions of this Section 14.3. Tenant shall be required to pay Landlord its portion of any Transfer Premium on a monthly basis when received by Tenant, provided that Tenant shall be entitled to recover all of its Transfer Costs prior to owing to Landlord any Transfer Premium pursuant to the terms of this Section 14.3.

       14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer (specifically excluding an assignment or sublease under Section 14.8 of this Lease) of a full floor or more of the Premises for a period in excess of eighteen (18) months, Tenant shall give Landlord notice (the "INTENTION TO TRANSFER NOTICE") of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined).
The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the "CONTEMPLATED TRANSFER SPACE"), the contemplated date of commencement of the Contemplated Transfer (the "CONTEMPLATED EFFECTIVE DATE"), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section
14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty
(30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated Transfer as set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Landlord shall be responsible for installing, at its cost, any demising wall and other improvements necessary to separate the recaptured space from the balance of the Premises. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the "NINE MONTH PERIOD") commencing on the last day of such sixty (60) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice; provided however, that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

       14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, (iv) Tenant shall furnish upon Landlord's request a complete statement, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space (except to the extent Landlord exercises its right of recapture, as set forth in Section
14.4 of this Lease). Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord's costs of such audit.

       14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "TRANSFER" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (I.E., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant
(other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

       14.7 OCCURRENCE OF DEFAULT. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to treat such Transfer as canceled and repossess the Subject Space by any lawful means unless Landlord has contractually agreed to recognize the sublessee. Upon the occurrence of a Triggering Default, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

       14.8 NON-TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, neither (i) an assignment to a transferee of all or substantially all of the assets of Tenant, (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, nor (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall be deemed a Transfer under
ARTICLE 14 of this Lease, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in items (i) through (iii) above, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. "CONTROL," as used in this SECTION 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

       14.9 PERMITTED OCCUPANTS. Notwithstanding any contrary provision of this Article 14, Tenant shall have the right without the payment of a Transfer Premium and without the receipt of Landlord's consent, but on prior written notice to Landlord, to sublease, license, or otherwise grant rights of occupancy or up to ten percent (10%) of the rentable square footage of the Premises, in the aggregate, to attorneys, accountants, agents or other professionals on and subject to the following conditions: (i) such individuals or entities shall not be permitted to occupy a separately demised portion of the Premises which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (ii) all such individuals or entities shall be of a character and reputation consistent with the quality of the Building and the Project; and (iii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Article 14. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such occupancy. Any occupancy permitted under this Section 14.9 shall not be deemed a Transfer under this Article 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease.

                                     ARTICLE 15

                       SURRENDER OF PREMISES; OWNERSHIP AND

                             REMOVAL OF TRADE FIXTURES

       15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such .

       15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, repairs which are specifically made the responsibility of Landlord hereunder, and casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Landlord acknowledges, consents and agrees that all improvements within the Premises, including the Tenant Improvements and all Alterations, and all furniture, trade fixtures, and equipment installed in or on or located in or about the Premises by Tenant, whether affixed to the Premises or otherwise (the "TRADE FIXTURES"), shall be and all times remain the sole property of Tenant (whether or not the cost of same was reimbursed by Landlord), but if not removed at the expiration of the Lease Term the Tenant Improvements and all Alterations shall automatically become Landlord's property. The Alterations (but not the Tenant Improvements) and the Trade Fixtures may be removed by Tenant (or any equipment lessor or lender of Tenant) at any time during the Lease Term prior to the expiration or earlier termination thereof, whether or not such items would be otherwise regarded as property of Landlord by operation of law or otherwise. Tenant, at its expense, shall repair any damage to the Premises or the Project caused by such removal.

                                     ARTICLE 16

                                    HOLDING OVER

       If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred twenty-five (125%) of the Rent applicable during the last rental period of the Lease Term under this Lease for the first one hundred twenty (120) days of any such holdover, and one hundred fifty percent (150%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.
Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.
If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

                                     ARTICLE 17

                               ESTOPPEL CERTIFICATES

       Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of EXHIBIT E, attached hereto (or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Within ten (10) business days following request by Tenant, Landlord shall deliver an estoppel certificate in substantially the form attached hereto as EXHIBIT E (with such changes as are reasonably required in order to reflect that the same shall be executed by Landlord in favor of Tenant rather than Tenant in favor of Landlord), or such other form as may be reasonably requested by Tenant or a purchaser or lender of Tenant, indicating therein any exceptions thereto that may exist at that time. At any time during the Lease Term, if Tenant is not a public company reporting under applicable federal securities laws, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                     ARTICLE 18

                                   SUBORDINATION

       Subject to the terms of this Article 18, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord agrees to provide Tenant with commercially reasonable non-disturbance agreements in favor of Tenant, from any ground lessors, mortgage holders or lien holders of Landlord acquiring or modifying such interests at any time subsequent to the execution and delivery of the Lease in consideration of, and as a condition precedent to, Tenant's agreement to be bound by Section 18 of the Lease. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasnably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

                                     ARTICLE 19

                                 DEFAULTS; REMEDIES

       19.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

              19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within seven (7) days after written notice; or

              19.1.2 Except where a specific time period is otherwise set forth for Tenant's performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

              19.1.3 To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Premises or of Tenant's interest in this Lease, unless such seizure is discharged within sixty (60) days.

              All notices to be given pursuant to this Section 19 shall be in addition to, and not in lieu of, the notice requirements of California Code of Civil Procedure Section 1161.

       If Tenant disputes that any amount is due and payable by Tenant pursuant to the Lease, Tenant shall have the right, without waiving any of its rights at law or in equity, to pay any such amount under protest and thereafter to seek recovery of all or any part thereof by Landlord.

       19.2 REMEDIES UPON DEFAULT. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

              19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                     (i) The worth at the time of any unpaid rent which has been earned at the time of such termination; plus

                     (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                     (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                     (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; provided that to the extent any new lease involves space other than the Premises or extends beyond the then Lease Term, only those costs, expenses, commissions and concessions attributable to the Premises or the remainder of the then Lease Term, as determined on a straight line basis, shall be recoverable by Landlord; and

                     (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

       The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the rate described in Article 25. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

              19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).
Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

              19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

       19.3 SUBLEASES OF TENANT. If Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this ARTICLE 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises.

       19.4 EFFORTS TO RELET. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord's interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. The foregoing shall not constitute a waiver of any of Tenant's rights under applicable law, all of which are hereby expressly reserved.

       19.5 LANDLORD DEFAULT. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period, and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

                                     ARTICLE 20

                            COVENANT OF QUIET ENJOYMENT

       Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord.

                                     ARTICLE 21

                                  LETTER OF CREDIT

       21.1 LETTER OF CREDIT. Tenant shall deliver to Landlord concurrently with the parties' full execution and unconditional delivery of this Lease, an unconditional, clean, irrevocable letter of credit (the "L-C") in the initial amount of $400,607.10, which L-C shall be issued by a money-center bank (a bank which accepts deposits, maintains accounts, has a local Los Angeles office which will negotiate a letter of credit, and whose deposits are insured by the
FDIC) reasonably acceptable to Landlord, and which L-C shall be substantially in form and content as set forth in EXHIBIT J attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C.

       21.2 APPLICATION OF THE L-C. The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C SECURITY DEPOSIT"). If any portion of the L-C is drawn upon or if any portion of the L-C Security Deposit is utilized, Tenant shall, within five (5) days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and Tenant's failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building and the Project and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Security Deposit and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Security Deposit and/or the L-C. If Tenant is not in default under this Lease beyond the applicable cure period provided in this Lease as of each applicable "Reduction Date", as set forth below, then the amount of the L-C shall, as of such Reduction Date, be reduced to the corresponding amount set forth below.

                Reduction Date                         Letter of Credit Amount
                --------------                         -----------------------
           First day of 6th month of 2nd                      $301,906.80
           Lease Year

           First day of 5th Lease Year                        $200,303.55

           First day of 12th month of 5th                      $98,700.30
           Lease Year

       In the event that the L-C is not reduced as set forth above because Tenant is in default of this Lease as of a Reduction Date and Tenant shall thereafter cure such default, the L-C shall be reduced as set forth above upon the first day of the month following the cure of such default by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the expiration of the Lease Term, or earlier termination of this Lease for any reason other than a default by Tenant.

                                   ARTICLE 22

                             INTENTIONALLY OMITTED


                                   ARTICLE 23

                                     SIGNS

       23.1 FULL FLOORS. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building (other than the ground floor of the Building), at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

       23.2 MULTI-TENANT FLOORS. If other tenants occupy space on the floor on which the Premises is located, Tenant's identifying signage shall be provided by Landlord, at Tenant's cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program.

       23.3 PROHIBITED SIGNAGE AND OTHER ITEMS. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

       23.4 BUILDING DIRECTORY. A building directory will be located in the lobby of the Building. Tenant shall have the right to designate names to be displayed under Tenant's entry in such directory at a rate of one (1) strip for each one thousand (1,000) rentable square feet of the Premises.

       23.5 TENANT'S SIGNAGE. Tenant shall be entitled to install the following signage, at Tenant's sole cost and expense (collectively "TENANT'S SIGNAGE"):

              (i) The exclusive right to up to one (1) sign on each side on the Building located, at Tenant's option, either (a) at the top of the Building between the 5th floor windows and the roofline approximately in the location designated as "1" on Exhibit F attached to this Lease or (b) on the vertical surface of the mechanical penthouse of the Building (in either event, the "BUILDING TOP SIGNS");

              (ii) At Tenant's option, either (a) an exclusive monument sign adjacent to one (1) of the columns designated as "3" on Exhibit F, attached to this Lease (but extending no more than five feet toward the Building driveways), or (b) a sign to be located on or around the corner of the second floor facade or protruding perpendicular to the facade, at the location designated as "2" on Exhibit F, attached to this Lease; and

              (iii) In the event that Tenant installs a reception area on the portion of the Premises located on the ground floor of the Building, Tenant may install identification signage adjacent to its doors to the Premises on the ground floor, provided that the same shall be acceptable to Landlord, in Landlord's reasonable discretion.

       Notwithstanding the foregoing, (a) the location of Tenant's Signage shall be consistent with Exhibit F and otherwise reasonably acceptable to Landlord and Tenant, (b) the size, materials, design, graphics, color, illumination and specifications of Tenant's Signage shall be subject to Landlord's approval, which approval shall not be unreasonably withheld (provided that the graphics, color, and design of Tenant's existing logo are hereby approved and Landlord hereby agrees that the Building Top Signs and the sign referenced in Section 23.5(b)(ii), if applicable, may be illuminated); (c) Tenant's Signage shall comply with all applicable governmental rules and regulations; (d) Tenant's Signage shall be personal to the Original Tenant and a Permitted Assignee and (e) Tenant's right to the Building Top Signs shall terminate in the event that Tenant occupies less than two (2) full floors of the Building and Landlord delivers a factually correct notice that Landlord has granted Building top signage rights to another tenant of the Building (which tenant occupies more rentable square footage of the Building than does Tenant).
 Tenant's Signage may, at Tenant's option, include Tenant's name and/or logo. Tenant shall be responsible for all costs incurred by Tenant in connection with the design, construction, installation, illumination, maintenance and repair of Tenant's Signage. Subject to Landlord's reasonable needs in connection with renovations of and/or in connection with the repair and maintenance of the Building or Project, Landlord shall not (x) affix any structures to the Building or Project which will materially obstruct the visibility of Tenant's Signage, and (y) permit landscaping on the Project to materially obstruct the visibility of Tenant's Signage. Upon the expiration or earlier termination of Tenant's rights to Tenant's Signage or upon the expiration of the Lease Term, Tenant shall, at its sole cost and expense, remove Tenant's Signage and repair any and all damage to the Building and Project caused by such removal. In the event Tenant fails to comply with the terms of the proceeding sentence, Landlord shall have the right, at Tenant's sole cost and expense after 30 days' advance written notice, to remove Tenant's Signage and to repair any and all damage to the Building caused by such removal.

       23.6 RESTRICTIONS ON LANDLORD'S GRANTING OF EYEBROW SIGNAGE. Prior to the occurrence of a Triggering Default, Landlord hereby agrees that Landlord shall not permit any "Prohibited Tenant," as that term is defined, below, to construct or install eyebrow signage on the Building, provided, however, that
(a) in no event shall any eyebrow signage installed following the date hereof be located within twenty-seven (27) lineal feet from the corner of the Building designated as "2" on Exhibit F, attached hereto, and (b) in no event shall the terms of this Section 23.6 or any other provision of this Article 23 prohibit the existing signage maintained at the Project by Gruen Associates. Notwithstanding anything in this Section 23.6 to the contrary, in no event shall Landlord be permitted to install in excess of two (2) eyebrow signs on the side of the Building facing San Vicente Boulevard. For purposes of this
Section 23.6, a "PROHIBITED TENANT" shall mean a tenant of the Building that
(i) is located above the ground floor of the Building, and (ii) leases less than 10,000 rentable square feet of space.

       23.7 MULTI-TENANT MONUMENT. Landlord may maintain its existing signage located on the wall adjacent to the Building entrance, or at Landlord, option, install a multi-tenant monument at the Project (in either event, the "MONUMENT SIGN"), provided that the Original Tenant or a Permitted Assignee only shall be entitled to have its name on such Monument Sign. So long as Tenant maintains the right to the Building Top Signs in accordance with the terms of this Article 23, Tenant's signage on the Monument Sign shall be located at the top of such monument. Furthermore, in no event shall Tenant's signage on the Monument Sign be located below a tenant of the Project which occupies less rentable square footage in the Building than Tenant. Landlord shall be responsible for the cost of the Monument Sign and Tenant shall be responsible for the cost of Tenant's lettering thereon.

       23.8 RESTRICTIONS ON BUILDING NAME. Provided that no Triggering Default exists, Landlord hereby acknowledges and agrees that in no event shall the Building be named after another tenant of the Building or any other entity, provided that the foregoing restriction upon Landlord shall be inapplicable in the event that the tenant after whom the Building is to be named shall occupy more rentable square footage in the Building than Tenant. The calculation of the rentable square footage occupied by Tenant (or such other tenant or entity) shall specifically exclude any portion of the Premises which is the subject of a sublease by Tenant (or such other tenant or entity).

       23.9 ADDITIONAL PROJECT SIGNAGE. Except with respect to (i) Landlord's right to grant rights to signage on the top of the Building, to the extent permitted pursuant to Section 23.5, above, (ii) eyebrow signage permitted pursuant to Section 23.6, above, (iii) the Monument Sign, as permitted pursuant to Section 23.7, above, (iv) signage required by Applicable Law, (v) signage reasonably required by Landlord in connection with the operation of the Project or any portion thereof, and (vi) commercially reasonable signage indicating that the Project, or any portion thereof, is for sale or for lease, Landlord shall not install any signage on the exterior of the Building or Project.

                                     ARTICLE 24

                                COMPLIANCE WITH LAW

       Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated ("APPLICABLE LAWS"). Subject to Landlord's obligations as set forth in this Article 24, at its sole cost and expense, Tenant shall promptly comply with all such governmental measures which relate to Tenant's use of the Premises, (ii) the Alterations and Tenant Improvements (as to the Alterations and Tenant Improvements only but not as to any other part of the Building triggered thereby, except as set forth in item (iii), below), (iii) the Base Building, Building Systems and Building Structure, but as to the Base Building, Building Structure and Building Systems, only to the extent such obligations are triggered by Tenant's Tenant Improvements which are not customary general office improvements, Tenant's Alterations which are not customary general office improvements, or Tenant's non-general office use; provided, however, that Tenant's obligation to comply with Applicable Laws shall only apply to the extent Tenant's failure to comply therewith would (a) prohibit Landlord or any tenant of the Building from obtaining or maintaining a certificate of occupancy for all or any portion of the Building, (b) unreasonably and materially affect the safety of any tenants, occupants, invitees, employees or any other person at the Building, (c) impose an unreasonable health hazard for any such persons, and/or (d) otherwise materially adversely affect Landlord and/or the Building (items (a) through (d) to be referred to herein as "TENANT'S COMPLIANCE CONDITIONS"). Should any standard or regulation now or hereafter be imposed on Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Subject to the foregoing terms of this Article 24, and the terms of this Lease, Landlord shall, at its sole cost and expense, comply with laws relating to items 1.2.3 and 1.2.4 of Landlord's Work, the Base Building, Building Systems, Building Structure and the Common Areas; provided, however, that Landlord's obligation to comply with such Applicable Laws shall only apply to the extent that failure to comply with therewith would (I) impose an unreasonable health hazard to the occupants of the Premises, (II) prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, (III) unreasonably and materially affect the safety of any tenants, occupants, invitees, employees or any other person at the Building, or (IV) otherwise materially adversely affect Tenant and/or the Premises (items (I) through (IV) to be referred to herein is "LANDLORD'S COMPLIANCE CONDITIONS"). Notwithstanding anything to the contrary set forth in this Article 24, Tenant's and Landlord's obligation under this Article 24 shall commence upon the Lease Commencement Date.

                                   ARTICLE 25

                                  LATE CHARGES

       If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due more than once in a Lease Year, then Tenant shall pay to Landlord a late charge equal to three and one half percent (3.5%) of the overdue amount. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten
(10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the "INTEREST RATE") equal to the lesser of
(i) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

                                   ARTICLE 26

               LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

       26.1 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

       26.2 TENANT'S REIMBURSEMENT. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days following demand by Landlord to Tenant, sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of
Section 26.1. Tenant's obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

                                   ARTICLE 27

                               ENTRY BY LANDLORD

              Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or, during the last nine (9) months of the Lease Term (provided Tenant has not exercised its right to lease the Premises during an Option
Term), tenants, or to current or prospective mortgagees, ground or underlying lessors or insurers; (iii) post notices of nonresponsibility; or (iv) make repairs to the Premises (to the extent permitted pursuant to the terms of this Lease) or to the Building or the Building's systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Any such entries shall be performed by Landlord as expeditiously as reasonably possible and in a manner so as to minimize any interference with the conduct of Tenant's business. Landlord may make any such entries and may take such reasonable steps as required to accomplish the stated purposes. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Tenant may designate certain areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Ladlord may not enter such Secured Areas except in the case of emergency. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord need not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Law, or
(iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval.

                                   ARTICLE 28

                                 TENANT PARKING

       28.1 IN GENERAL. Tenant may rent from Landlord, commencing on the Lease Commencement Date, up to the amount of parking passes set forth in
Section 9 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Subject to the foregoing, Tenant shall be entitled to increase or decrease the number of parking passes rented by Tenant upon not less than thirty (30) days notice to Landlord. Upon notice to Landlord prior to the Lease Commencement Date, Tenant shall be entitled to lease any or all of the reserved parking spaces in the locations designated on Exhibit G attached to this Lease. In the event that Tenant shall fail to lease any of the reserved parking spaces designated on Exhibit G, Tenant shall no longer have the right to lease the specific spaces Tenant failed to so lease, provided that Tenant shall continue to have the right to lease reserved parking spaces in the amount set forth in Section 9 of the Summary. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the "Parking Charge," as that term is defined in Section 28.2, below. The Parking Charge shall be inclusive of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, on a temprary basis or in connection with Landlord's compliance with applicable laws, without incurring any liability to Tenant and without any abatement of Rent under this Lease (except as specifically set forth in Section 6.3 of this Lease), to the extent reasonably required, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant separate and apart from a transfer of Tenant's interest in this Lease, without Landlord's prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking, provided that (a) in no event shall such rate exceed that charged by landlords of the Comparable Buildings, and (b) visitors parking in the Project parking facility who enter and exit such facility within a ten (10) minute period shall not be charged.

       28.2 PARKING CHARGE FOR UNRESERVED PASSES. The parking charge (the "PARKING CHARGE") payable by Tenant with respect to the unreserved passes leased by Tenant shall be as follows: (i) during the first Lease Year of the initial Lease Term, the Parking Charge payable by Tenant shall equal Sixty and No/100 Dollars ($60.00) per month for each of the "Discounted Parking Passes," as that term is defined in Section 28.3.1, below, rented by Tenant, and Seventy and No/100 Dollars ($70.00) for each of the "Undiscounted Parking Passes," as that term is defined in Section 28.3.1, below, rented by Tenant; (ii) during the second Lease Year of the initial Lease Term, the Parking Charge payable by Tenant shall equal Sixty and No/100 Dollars ($60.00) per month for each of the Discounted Parking Passes rented by Tenant, and the prevailing rate charged by Landlord (but in no event in excess of the prevailing parking rate charged by landlords at the Comparable Buildings) (the "PREVAILING RATE") for each of the Undiscounted Parking Passes rented by Tenant; (iii) during the third (3rd) Lease Year of the initial Lease Term, the Parking Charge payable by Tenant shall equal Seventy and No/100 Dollars ($70.00) per month for each of the Discounted Parking Passes rented by Tenant, and the Prevailing Rate for each of the Undiscounted Parking Passes; (iv) during the fourth (4th) Lease Year of the initial Lease Term, the Parking Charge payable by Tenant for all unreserved parking passes rented by Tenant shall be the Prevailing Rate but in no event in excess of Eighty-One and No/100 Dollars ($81.00) per month, and (v) commencing as of the first day of the fifth (5th) Lease Year and continuing throughout the Lease Term, the Parking Charge payable by Tenant for all unreserved parking passes rented by Tenant shall equal the Prevailing Rate, provided that in no event shall the Prevailing Rate exceed the "Parking Charge Cap," as that term is defined in Section 28.3.2, below.

       28.3   DEFINITIONS.

              28.3.1 DISCOUNTED PARKING PASSES AND UNDISCOUNTED PARKING PASSES. "Discounted Parking Passes" shall mean the first 3.3 unreserved parking passes for each 1,000 usable square feet of the Premises. "Undiscounted Parking Passes" shall mean the remaining unreserved parking passes leased by Tenant pursuant to the terms of this Lease.

              28.3.2 PARKING CHARGE CAP. For purposes of calculating the "PARKING CHARGE CAP" for the fifth (5th) Lease Year, the "PARKING CHARGE CAP" shall mean $85.05. For purposes of calculating the Parking Charge Cap for each Lease Year following the fifth (5th) Lease Year, the "PARKING CHARGE CAP" shall mean the product of (a) the Parking Charge Cap, as previously increased pursuant to this Section 28.3.2, and (b) 1.05.

       28.4 PARKING CHARGE FOR RESERVED PARKING PASSES. The Parking Charge payable by Tenant for each reserved parking passes rented by Tenant shall equal
(i) during the first Lease Year of the initial Lease Term, Ninety-Five and No/100 Dollars ($95.00) per month, and (ii) following the first Lease Year of the initial Lease Term, the prevailing rate charged by Landlord for reserved parking passes at the Building.

       28.5 OTHER TERMS. Notwithstanding anything to the contrary set forth in Section 28 or elsewhere in the Lease (i) Tenant may use and have access to the parking areas twenty-four hours a day, seven days a week; and (ii) no delegation of Landlord's obligations with respect to the parking areas shall relieve Landlord from responsibility for its obligations with respect thereto, and no extra charges shall be imposed upon Tenant as a result of such delegation.

                                     ARTICLE 29

                              MISCELLANEOUS PROVISIONS

       29.1 TERMS; CAPTIONS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

       29.2 BINDING EFFECT. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

       29.3 NO AIR RIGHTS. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

       29.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within twenty
(20) days following a request therefor, provided Landlord reimburses Tenant for its attorneys' fees, subject to the same limitation applicable to Landlord's reimbursement in the event Tenant proposes a Transfer. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) days following the request therefor.

       29.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer to an entity which has contractually assumed the obligations of Landlord under this Lease, Landlord shall automatically be released from all liability under this Lease following the date of the Transfer and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer provided such transferee shall have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

       29.6 MEMO OF LEASE. Following request by Tenant, Landlord shall execute and acknowledge a memorandum of this Lease in the form attached to this Lease as EXHIBIT H (the "MEMO OF LEASE"). Tenant shall be permitted to record such Memo of Lease, at Tenant's sole cost and expense.

       29.7 LANDLORD'S TITLE. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

       29.8 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

       29.9 TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

       29.10 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

       29.11 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

       29.12 LANDLORD EXCULPATION. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building and any sales, condemnation or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this
Section 29.13 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord's obligations under this Lease.

       29.13 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties' entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

       29.14 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project; provided, however, that (a) so long as the Original Tenant or an assignee permitted pursuant to the terms of Section 14.8 of this Lease is occupying fifty percent (50%) or more of the Premises, and no Triggering
Default exists, in no event shall Landlord, following the date of this Lease, enter into a direct lease or consent to a Transfer in connection with any lease executed by Landlord following the date hereof, for any space in the Building to an "Excluded Tenant," as that term is defined, below, and (b) so long as the Original Tenant or an assignee permitted pursuant to the terms of Section 14.8 of this Lease is occupying one full floor of the Building, and no Triggering Default exists, in no event shall Landlord, following the date of this Lease, enter into a direct lease or consent to a Transfer in connection with any lease executed by Landlord following the date hereof, for any space in the Building to a "Tenant Competitor", as that term is defined, below. For purposes of this Lease, a "TENANT COMPETITOR" shall mean any of the following entities whose principal business is competitive with Tenant's principal business: (i) companies whose principal business is the marketing of "premiums" [i.e., free or self-liquidating (i.e. sold at substantially less than mass market retail value) items used to publicize and/or sell the products, services or image of the users (i.e., the entities conducting promotions which utilize premiums) of such premium items](including, without limitation, Promotional Partners and Intervisual Communications, Inc.); (ii) companies whose principal business is the design and development of point-of-sale materials (i.e., advertising or promotional materials displayed or utilized at the place of purchase), the planning of event marketing, contests or sweepstakes related to premiums, toys, collectibles or novelties, the development of sponsorship, promotions fulfillment and product sampling programs and the conduct of market research in connection therewith (including, without limitation, Alcone Marketing, Strotman and CDM); and (iii) consumer products companies whose principal business is toy, collectible, collectible-based, novelty, and similar items (including, without limitation, Applause, Mattel, Playmates and Fun Stuff).
Notwithstanding the foregoing, a "TENANT COMPETITOR" shall not mean an advertising agency, public relations firm or other entity whose principal business is not competitive with Tenant's principal business. For purposes of this Lease, an "EXCLUDED TENANT" shall mean any of the following tenants: (a) offices of any agency or bureau of the United States or any state or political subdivision thereof; (b) offices or agencies of any foreign governmental or political subdivision thereof; (c) offices of any health care professionals or health care service organization (except to the extent utilized primarily for general office purposes); (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (e) retail or restaurant uses (except to the extent consistent with the retail or restaurant uses at the Comparable Buildings); or (f) communications firms such as radio and/or television stations (except to the extent utilized primarily for general office purposes); provided, however, that in the event that Tenant shall not timely exercise its right to lease Expansion Space 1, then effective upon the first day following the last day in which Tenant may exercise its right to lease Expansion Space 1, as set forth in

Section 1.4.1.1 of this Lease, an "EXCLUDED TENANT" shall mean only any agency or bureau of a foreign or domestic government which (I) generates foot traffic to the Building which materially exceeds the foot traffic to the Building that would be generated by a non-Excluded Tenant, (II) is of a character or reputation, or is associated with a political faction or orientation, which is materially inconsistent with that of tenants leasing space at the Comparable Buildings, and (III) has employees at the Building that carry weapons in the course of their employment and/or would otherwise create a safety threat which materially exceeds that created by tenants at the Comparable Buildings.

       29.15 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a "FORCE MAJEURE"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure, provided that, except as set forth in Section 5 of the Tenant Work Letter, no time periods giving rise to Tenant's right to abatement of Rent or termination of this Lease shall be subject to extension as a result of a Force Majeure.

       29.16 NOTICES. All notices, demands, statements, designations, approvals or other communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested ("MAIL"), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered
personally.   Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant.
 Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by means constituting notice hereunder and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default, not to exceed thirty (30) days following the time period granted to Landlord under this Lease, prior to Tenant's exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:


                     Miracle Mile, L.L.C.
                     1999 Avenue of the Stars
                     Suite 2000
                     Los Angeles, California  90067
                     Attention:  Mr. David Simon

                     and

                     Allen, Matkins, Leck, Gamble & Mallory
                     1999 Avenue of the Stars, Suite 1800
                     Los Angeles, California 90067
                     Attention:  Anton N. Natsis, Esq.

       29.17 AUTHORITY. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of incorporation and (ii) qualification to do business in California.

       29.18 ATTORNEYS' FEES. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

       29.19 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California.

       29.20 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

       29.21  BROKERS.

              29.21.1 IN GENERAL. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "BROKERS"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

              29.21.2 TENANT OFFSET RIGHT FOR COMMISSIONS DUE STUDLEY. Landlord shall pay all brokerage commissions owing to Julien J. Studley ("STUDLEY") pursuant to a separate written agreement, dated June 24, 1998, with Studley (the "COMMISSION AGREEMENT"). Landlord and Tenant hereby acknowledge and agree that the Commission Agreement provides for the payment to Broker of certain commissions in connection with Tenant's lease of certain additional space in the Building, as more particularly set forth in the Commission Agreement. To the extent that Landlord fails to pay to Studley any amounts due under the Commission Agreement on or before the date due thereunder, then Tenant may send written notice to Landlord of such failure and if Landlord fails to pay such amounts within thirty (30) days after said notice, Tenant shall have the right, but not the obligation, to offset such amounts owed to Studley against Tenant's next rental obligations which become due under this Lease. Any amounts so offset from Tenant's rental obligations hereunder shall no longer be owed from Landlord to Studley under the Commission Agreement, but will become due from Tenant to Studley.

       29.22 COUNTERPARTS. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

       29.23 TRANSPORTATION MANAGEMENT. Tenant shall fully comply with all present or future legally mandated programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

       29.24 TELECOMMUNICATIONS EQUIPMENT. At any time during the Lease Term, Tenant may install, at Tenant's sole cost and expense, telecommunication equipment upon the roof of the

Building. Tenant shall not be required to pay monthly rent for the space utilized by Tenant on the roof of the Building, provided that Tenant shall pay to Landlord, as additional rent, for the costs of all utilities necessary to Tenant's operation of the telecommunication equipment. The physical appearance and location of any such installation and the size of the equipment shall be subject to Landlord's reasonable approval, and Landlord may require Tenant to install screening around such equipment, at Tenant's sole cost and expense, as reasonably designated by Landlord. Tenant shall maintain such equipment, at Tenant's sole cost and expense. In the event Tenant elects to exercise its right to install telecommunication equipment as set forth in this Section 29.24, then Tenant shall give Landlord prior written notice thereof and Landlord and Tenant shall execute an amendment to this Lease covering the installation and maintenance of such equipment, Tenant's indemnification of Landlord with respect thereto, Tenant's obligation to remove such equipment upon the expiration or earlier termination of this Lease, and other related matters.

       29.25 NO VIOLATION. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and costs, arising from Tenant's breach of this warranty and representation.

       29.26 COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "LINES") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

       29.27 ASBESTOS DISCLOSURES. Tenant specifically acknowledges that Tenant has been advised that asbestos and/or asbestos-containing materials were used in the initial construction of the Building, and may have been used in connection with various additions and improvements made thereafter from time to time. Tenant shall have no obligation to clean up, remediate, monitor, abate, regarding or reimburse, release, indemnify, or defend Landlord with respect to any Hazardous Materials which Tenant did not cause to be introduced onto the Premises or any other portion of the Project, provided that the foregoing shall in no event limit or preclude Landlord from including costs incurred in connection with Hazardous Materials in Operating Expenses to the extent permitted pursuant to the terms of Article 4 of this Lease.

       29.28 PAYMENTS. Whenever in the Lease a payment is required to be made by one party to the other, but a specific date for payment is not set forth or a specific number of days within which payment is to be made is not set forth, or the words "at once," "immediately," "promptly" and/or "on demand," "on billing," or their equivalent, are used to specify when such payment is due, then such payment shall be due thirty (30) days after the party which is entitled to such payment sends written notice to the other party demanding such payment.

       29.29 GOOD FAITH. Wherever in the Lease Landlord or Tenant is granted the right to grant or withhold consent or approval, exercise discretion or make a determination, calculation or allocation, except as otherwise expressly set forth in this Lease, Landlord or Tenant, as the case may be, shall act reasonably and in good faith.

       29.30  STORAGE SPACE.

              29.30.1 IN GENERAL. During the Lease Term, Tenant shall lease from Landlord (i) approximately 664 square feet of storage space located in the parking garage known as storage space G-2, (ii) approximately 1,096 square feet of storage space located in the parking garage known as storage space G-3,
(iii) approximately 109 square feet of storage space located on the second floor of the Building known as storage area 2-1, and (iv) approximately 148 square feet of storage space located on the second floor of the Building known as storage area 2-2 (collectively the "Storage Premises"). Tenant shall pay to Landlord monthly "Storage Rent," as that term is defined in Section 29.30.2, below, in connection with Tenant's lease of the Storage Premises. Tenant shall give prompt notice to Landlord in case of fire or accidents in or about the Storage Premises or of defects therein or in the fixtures or equipment related thereto. Tenant acknowledges and agrees that Landlord shall have no obligation to provide any security for the Storage Premises. All Storage Premises leased by Tenant shall be leased by Tenant in its present existing, "as-is" condition, provided that Landlord shall, at Landlord's sole cost and expense, demise the "Second Floor Storage Area," as that term is defined in Section 29.30.2, below, and shall install a door to and reasonable lighting within such Second Floor Storage Areas. Tenant shall be fully responsible for repairing any damage to the Storage Premises resulting from or relating to Tenant's use thereof. Tenant's insurance obligations under the Lease shall also pertain to Tenant's use of the Storage Premises.

       29.30.2 STORAGE RENT. The monthly storage rent (the "STORAGE RENT") payable by Tenant for the first Lease Year for the portion of the Storage Premises located in the Project parking facility (the "GARAGE STORAGE AREA") shall be equal to the product of (i) the number of square feet of such Storage Premises, and (i) $0.75. The Storage Rent payable by Tenant for the first Lease Year for the portion of the Storage Premises located on the second floor of the Building (the "SECOND FLOOR STORAGE AREA") shall be equal to the product of (a) the number of square feet of such Storage Premises, and (b) $1.00. For each Lease Year following the first Lease Year, the Storage Rent for both the Garage Storage Area and the Second Floor Storage Area shall equal the product of (I) the Storage Rent payable for the applicable space for the prior Lease Year (as previously increased pursuant to this Section 29.30.2), and (II) 1.04. All Storage Rent shall be due on a monthly basis concurrently with Tenant's payment of the Base Rent due with respect to the Premises, and shall constitute Additional Rent under the Lease.

       29.30.3 SECOND FLOOR STORAGE AREA. Landlord and Tenant hereby acknowledge that the Second Floor Storage Area comprises a portion of Expansion Space 2. In the event that Tenant shall fail to timely elect to lease Expansion Space 2, Landlord may, at its option, at any time following the last date for Tenant's exercise of such option, as set forth in Section 1.4.1.2 of this Lease, terminate Tenant's lease of the Second Floor Storage Area upon not less than thirty (30) days notice to Tenant. In the event that Tenant shall elect to lease Expansion Space 2, then, notwithstanding anything in this
Section 29.30 to the contrary, commencing upon the date of Landlord's delivery of the remainder of Expansion Space 2 to Tenant (i) Tenant shall have no further obligation to pay Storage Rent with respect to the Second Floor Storage Area, (ii) Tenant's rights with respect to the Second Floor Storage Area shall no longer be governed by this Section 29.30 but instead shall be governed pursuant to the terms of Section 1.4 of this Lease, and (iii) all of the terms of this Lease applicable to the remainder of Expansion Space 2 shall be applicable to the Second Floor Storage Area.

       IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.


                                          "LANDLORD":

                                          MIRACLE MILE, L.L.C.,
                                          a Delaware limited liability company

                                          By:  /s/ David Simon
                                             ----------------------------------

                                             Its:  David Simon, V.P.
                                                 ------------------------------

                                          "TENANT":

                                          EQUITY MARKETING, INC.,
                                          a Delaware corporation

                                          By:  /s/ Michael Welch
                                             ----------------------------------

                                             Its:  Executive Vice President
                                                 ------------------------------

                                          By:  /s/ Donald A. Kurz
                                             ----------------------------------

                                             Its:  President and Co CEO
                                                 ------------------------------

                                     EXHIBIT A

                             6330 SAN VICENTE BOULEVARD

                                 OUTLINE OF PREMISES

                            [FLOOR PLAN OF FIRST FLOOR]






                                 EXHIBIT A - Page 1

                           [FLOOR PLAN OF THIRD FLOOR]






                                 EXHIBIT A - Page 2

                           [FLOOR PLAN OF FOURTH FLOOR]






                                 EXHIBIT A - Page 3

                             [FLOOR PLAN OF FIFTH FLOOR]






                                 EXHIBIT A - Page 4

                                    EXHIBIT A-1

                               OUTLINE OF PATIO AREA

                            [FLOOR PLAN OF PATIO AREA]






                                 EXHIBIT A-1 - Page 1

                                      EXHIBIT A-2

                              OUTLINE OF EXPANSION SPACE 1

                                 AND EXPANSION SPACE 2

                [FLOOR PLAN OF EXPANSION SPACE 1 AND EXPANSION SPACE 2]






                                 EXHIBIT A-2 - Page 1

                                     EXHIBIT B

                            6330 SAN VICENTE BOULEVARD

                                TENANT WORK LETTER

     This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portions of ARTICLES 1 THROUGH 29 of the Office Lease to which this Tenant Work Letter is attached as EXHIBIT B, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portions of SECTIONS 1 THROUGH 5 of this Tenant Work Letter.

                                     SECTION 1

                     DELIVERY OF THE PREMISES AND LANDLORD WORK

     1.1  DELIVERY OF PREMISES; DEADLINE DATE.

          1.1.1 DELIVERY OF PREMISES. Following the full execution and delivery of this Lease by Landlord and Tenant, Landlord shall deliver the Premises to Tenant, and, except as specifically set forth in SECTION 1.2 below, Tenant shall accept the Premises and Base Building from Landlord in their presently existing, "as-is" condition, except as otherwise provided in the Lease and in this Tenant Work Letter, and except that regardless of whether set forth below as a portion of "Landlord's Work," Landlord shall, at its sole cost and expense, perform all corrections, modifications and improvements the Premises and Base Building which are necessary in order that Landlord may perform all of its obligations under this Lease and in order that all representations and warranties made by Landlord shall be accurate.

          1.1.2 DEADLINE DATE. In the event that Landlord shall fail to substantially complete the "Structural Work," as that term is defined in Section
1.2.8 of this Tenant Work Letter, on or before January 1, 1999 (which date shall not be subject to delays as a result of Force Majeure) and such failure materially interferes with the construction of the Tenant Improvements, then Tenant shall have the right to terminate this Lease upon notice to Landlord on or before January 8, 1999. Provided that Tenant terminates this Lease pursuant to the terms of this Section 1.2, this Lease shall automatically terminate and be of no further force or effect, Landlord shall refund all prepaid rent and return the L-C delivered by Tenant, and Landlord and Tenant shall be relieved of their respective obligations under this Lease as of the date of Landlord's receipt of such notice, except those obligations set forth in this Lease, which specifically survive the expiration or earlier termination of this Lease.

     1.2 LANDLORD WORK. Subject to the terms of Section 5.1, below, Landlord shall, at its sole cost and expense, perform the work set forth in items 1.2.1 through 1.2.13, below (the "Landlord Work").

          1.2.1 Reasonably smooth concrete floor, with existing holes and damaged areas patched and repaired.

          1.2.2 To the extent replacement of existing drywall is reasonably required or, if drywall is not present, new drywall (fire taped) around surfaces of core walls and underneath window sills. In addition, to the extent replacement of existing drywall is reasonably required or, if drywall is not present, new drywall (fire taped) around surfaces of steel columns.

          1.2.3 Primary heating, ventilating and air-conditioning service ("HVAC") including the main distribution loop and base system and base building thermostatic control system (all delivered in good working order).

          1.2.4 Primary electrical system which will service the floor of the Building on which the Premises are located (delivered in good working order).


                               EXHIBIT B - Page 1

          1.2.5 Fire/Life-safety systems as required by applicable building code ("Code") on an unoccupied basis.

          1.2.6 Main telephone terminal panel located in the telephone/electrical room designated by Landlord and available for secondary branching by Tenant of lines to the Premises.

          1.2.7     Building standard window coverings.

          1.2.8 Structural modifications to the Building, as set forth in those certain plans, dated December 22, 1997, prepared by NYA Engineers, sheets S-1 through S-6 (the "Structural Work").

          1.2.9 Elevator modifications, as set forth in that certain project manual, dated November 5, 1997, prepared by Learch Bates North America, Inc., Sections 00020 through 14325.

          1.2.10 The actual public corridor wall (which shall include studs and acoustical insulation and any necessary penetrations, fire dampers and sound traps) which is adjacent to the Premises but only as to that portion of the Premises, if any, which occupies only a portion of a floor, rather than an entire floor, of the Building; provided that Landlord shall pay for the cost of constructing the corridor wall, Tenant shall pay for the drywall and any finishes on the interior Premises side of the corridor wall and Landlord shall pay for the drywall studs, insulation and any finishes on the exterior, common area side of the corridor wall.

          1.2.11 The demising partitions between tenants as to that portion of the Premises, if any, which occupies a portion of the floor, rather than an entire floor of the Building, which shall include studs and acoustical insulation and any necessary penetrations, fire dampers and sound traps (collectively, the "Demising Walls"), which Demising Walls are adjacent to the Premises, provided that Tenant shall be responsible to fifty percent (50%) of the cost of the Demising Walls.

          1.2.12 Landlord shall employ a qualified roofing contractor to assess and complete any reasonably required repairs to the roof of the Building (Landlord hereby acknowledging that the Building's roof leaked during recent rains).

          1.2.13 Replacement of (i) the AH2-5 hot plenum controllers and transmitters, (ii) eight pneumatic gauges, and (iii) AH-5 blower bearing and shaft in the air conditioning unit suspended from the slab on the second floor of the Building which, as of the date hereof, is causing vibrations within the Building.

          Subject to special or unusual requirements of Tenant's design or intended particular manner of use (as opposed to reasonably customary design elements for general office use), in no event shall Tenant be obligated to (i) correct deficiencies in or legal violations with respect to the Base Building and Landlord's Work; (ii) cause the Building to comply with laws which would be applicable regardless of whether Tenant, or another tenant using reasonably customary design elements for general office use, is improving the Premises; or
(iii) expend any funds or any portion of the Tenant Improvement Allowance for the foregoing. Landlord shall complete Landlord's Work in compliance with applicable building codes and other governmental laws and regulations enacted prior to the Lease Commencement Date (or with respect to expansion space, as of the applicable commencement date for such space), provided that item 1.2.5 of the Landlord Work shall comply with applicable building codes and other governmental laws and regulations enacted prior to the Lease Commencement Date (or with respect to expansion space, as of the applicable commencement date for such space) only to the extent the same are applicable to unoccupied space. Nothing in this Section 1 shall serve to modify Landlord's and Tenant's respective obligations set forth in Article 24 of the Lease.


                               EXHIBIT B - Page 2

                                     SECTION 2

                                TENANT IMPROVEMENTS

     2.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $35.00 per usable square foot of the Premises (but specifically excluding the usable area of the Patio Area) for the costs relating to the initial design and construction of Tenant's improvements, which are affixed to the Premises (the "Tenant Improvements"). Landlord hereby acknowledges and agrees that, as a part of Tenant's construction of the Tenant
Improvements, subject to the requirements of this Tenant Work Letter, (i) Tenant shall be entitled to improve the stairwells between the floors leased by Tenant pursuant to the terms of this Lease, and (ii) Tenant shall be entitled to replace certain exterior windows with doors on the ground floor of the Building in order that the Patio Area may be accessed from the Premises, provided that, notwithstanding anything in this Tenant Work Letter to the contrary, the specifications and plans for such work shall be subject to Landlord's approval, which approval shall not be unreasonably withheld.
In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant
Improvement Allowance.

     2.2  DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE.

          2.2.1 TENANT IMPROVEMENT ALLOWANCE ITEMS. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

               2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in SECTION 3.1 of this Tenant Work Letter and other consultants ("ARCHITECT AND ENGINEERS FEES"), which Architect and Engineers Fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $6.00 per usable square foot of the Premises (the "SOFT COST CAP");

               2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               2.2.1.3  The cost of construction of the Tenant
Improvements, including, without limitation, (i) testing and inspection costs,
(ii) freight elevator usage, hoisting and trash removal costs, (iii) costs of cabling, conduit, wiring, and connections for voice and data lines, (iv) cost of designing, fabricating, installing and lighting (if applicable) Tenant's signs, sign structures, lettering, logos and sign panels (including, without limitation, identification on multi-tenant monuments or signs), (v) costs of millwork, installation and finishing of built-in work stations, (vi) costs of Tenant's security systems, including design and consulting fees and connection costs or costs of modifying such systems to be compatible with the Building systems, and (vii) costs of corrective work and contractors' fees and general conditions (subject to Section 6.5 below);

               2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               2.2.1.5  The cost of any changes to the Construction
Drawings or Tenant Improvements required by all applicable building codes (the "Code");

               2.2.1.6  Sales and use taxes and Title 24 fees; and

               2.2.1.7 All other costs to be expended by or at the direction of Tenant in connection with the construction of the Tenant Improvements.

          2.2.2 DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCE. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant


                               EXHIBIT B - Page 3

Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

               2.2.2.1 MONTHLY DISBURSEMENTS. On or before the first day of each calendar month (the "SUBMITTAL DATE"), during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in SECTION 4.1 of this Tenant Work Letter, or other payees (including, without limitation, Tenant's Agents or Tenant) approved by Tenant, in a form to be provided by Landlord, and, if applicable, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in SECTION 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) if applicable, executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code
Section 3262(d); and (iv) all other information reasonably requested by Landlord (collectively, "ALLOWANCE DOCUMENTATION") . Upon delivery of any request for payment, Tenant shall be deemed to have waived any claim against Landlord with respect to the work furnished and/or the materials supplied as set forth in Tenant's payment request. Notwithstanding the foregoing, Tenant may obtain reimbursement, within ten (10) business days following request, for one hundred percent (100%) of the cost of direct order items (such as long lead time purchase of materials) and other costs for which items (i) and (iii) above are not applicable, by providing invoices to Landlord. Such reimbursement shall be paid out of the Tenant Improvement Allowance, up to the amount of the Tenant Improvement Allowance (subject to the Soft Cost Cap, if applicable), without retention. Within twenty (20) days thereafter, Landlord shall deliver a check to payees designated by Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings," as that term is defined in SECTION 3.4 below, or due to any "Substandard Work," as that term is defined below. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request. Although Landlord will retain the Final Retention in accordance with the terms of this Section
2.2.2, such Final Retention shall not be in addition to a final retention provided for in the "Contract," as that term is defined in Section 4.2.1 below, but rather the requirement herein for a Final Retention of ten percent (10%) shall be applied in conjunction with the amount required as the final retention in the Contract. "Substandard Work" shall mean work which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building.

               2.2.2.2 FINAL RETENTION. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or
Section 3262(d)(4), (ii) Landlord has determined that no Substandard Work or "Deficiency," as that term is defined in Section 3.1 of this Tenant Work Letter, exists and (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed.

               2.2.2.3 ADDITIONAL TERMS. In the event that Landlord identifies any Substandard Work or a Deficiency, Landlord shall fund any portion of the draw request which is not required to correct the Substandard Work or Deficiency. Landlord shall advise Tenant within three (3) business days of a Submittal Date if Tenant's submittal is incomplete. Landlord may only disapprove any aspect of the Tenant Improvements in the event of Substandard Work or a Deficiency. Landlord shall not disapprove any aspect of the Tenant Improvements following payment of the installment of the Tenant Improvement Allowance, except to the extent that the matter permitting disapproval becomes evident only following Landlord's disbursement of the


                               EXHIBIT B - Page 4
applicable portion of the Tenant Improvement Allowance. Any disapproval by Landlord pursuant to the terms of this Tenant Work Letter shall include a description of the disapproved item and the reasonable grounds for the disapproval. Landlord shall not disapprove any change to the Approved Working Drawings or Tenant Improvements which is required by law or change in law or the interpretation thereof.

               2.2.2.4 OTHER TERMS. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

     2.3 STANDARD TENANT IMPROVEMENT PACKAGE. Landlord has established specifications (the "SPECIFICATIONS") for certain components to be used in the construction of the Tenant Improvements in the Premises, which Specifications are attached hereto as Schedule 1. The Specifications shall not be changed thereafter unless required by change in law or Code. The quality of Tenant Improvements shall comply with the Specifications.

     2.4 MOVING ALLOWANCE. Notwithstanding anything to the contrary set forth in this Section 2, after Tenant occupies the Premises, Tenant shall be entitled to utilize a portion of the unused Tenant Improvement Allowance, if any, but in no event, when aggregated with the amounts disbursed by Landlord for Architect and Engineers Fees, in an amount which exceeds the Soft Cost Cap, as an allowance (the "MOVING ALLOWANCE") for Tenant's moving expenses. In no event shall Landlord be obligated to disburse any portion of the Moving Allowance for any purpose other than reimbursement for out-of-pocket costs and expenses actually incurred by Tenant in relocating to the Premises (collectively, "TENANT'S MOVING EXPENSES"). After the occurrence of the Lease Commencement Date and the completion of the relocation of Tenant's business to the Premises, Landlord shall disburse the Moving Allowance for Tenant's Moving Expenses upon receipt by Landlord of invoices marked as having been paid or other evidence in form and content satisfactory to Landlord in support of such costs and expenses and Tenant's payment thereof. Landlord shall only be obligated to disburse any component of the Moving Allowance to the extent the same is expended by Tenant. In no event shall the Moving Allowance provided for herein be available to Tenant as a credit against rent or other amounts owing to Landlord pursuant to the Lease or in any manner other than as expressly provided herein.

     2.5 FAILURE TO DISBURSE TENANT IMPROVEMENT ALLOWANCE. In the event that (i) Landlord fails to fulfill its obligation to disburse the Tenant Improvement Allowance in accordance with the terms of Section 2.2.2, above, within thirty (30) days following notice from Tenant, (ii) Tenant shall, following the expiration of such 30-day period, provide notice to Landlord of such failure, and (iii) Landlord shall fail to fulfill its obligation to disburse the Tenant Improvement Allowance within ten (10) business days following receipt of such second notice, Tenant shall have the right to offset such due but unpaid portion of the Tenant Improvement Allowance against Tenant's obligation for Rent next due under this Lease.

                                     SECTION 3

                               CONSTRUCTION DRAWINGS

     3.1 SELECTION OF ARCHITECT/CONSTRUCTION DRAWINGS. Tenant shall retain the architect/space planner approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this SECTION 3.1. Landlord hereby approves Rothenberg Sawasy Architects, Inc., as Architect. Tenant shall retain the engineering consultants (the "ENGINEERS") approved by Landlord. Landlord hereby consents to Syska and Hennesey as Engineers. The Engineers shall prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, and HVAC work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval. Landlord shall grant such approval unless Landlord provides Tenant with reasonable supporting documentation for the conclusion that the work provided for in the Construction Drawings would violate applicable code or the


                               EXHIBIT B - Page 5

Specifications or materially and adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, or materially adversely affects the curtain wall of the Building, or the structure or exterior appearance of the Building (collectively referred to herein as a "DEFICIENCY"). Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith, except as specifically set forth in Section 6.8 of this Tenant Work Letter. Landlord's review of the Construction Drawings as set forth in this SECTION 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, except to the extent resulting from (a) Landlord's determination that a Deficiency exists, or (b) changes requested by Landlord for any other reason. Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

     3.2 FINAL SPACE PLAN. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within three (3) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. Landlord may only disapprove aspects of the Final Space Plan which would constitute a Deficiency. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require.

     3.3 FINAL WORKING DRAWINGS. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the "Final Working Drawings" (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

     3.4 APPROVED WORKING DRAWINGS. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.


                               EXHIBIT B - Page 6

     3.5 LANDLORD'S APPROVAL. Landlord may only disapprove aspects of the Final Working Drawings which are inconsistent with the approved Final Space Plan or which create a Deficiency. In the event that (i) Landlord shall fail to timely approve or disapprove of the Final Space Plan and/or the Final Working Drawings as set forth in this Section 3, (ii) Tenant shall deliver notice to Landlord of such failure, and (iii) Landlord shall fail to approve of the Final Space Plan and/or Final Working Drawings within three (3) business days following receipt of Tenant's second notice, then Landlord's approval shall be deemed granted. Landlord's failure to disapprove any aspect of any revision to the Final Space Plan or Final Working Drawings or Approved Working Drawings and provide detailed reasons for such disapproval within three (3) business days shall constitute Landlord's approval thereto. Landlord may only withhold consents to revisions to the Final Space Plan, Final Working Drawings or Approved Working Drawings for the reasons enumerated above.

                                     SECTION 4

                      CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1  TENANT'S SELECTION OF CONTRACTORS.

          4.1.1 THE CONTRACTOR. A general contractor ("Contractor") selected by Tenant and approved by Landlord, in Landlord's reasonable discretion, shall be retained by Tenant to construct the Tenant Improvements. Landlord approves Howard Building Corporation as Contractor. Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

          4.1.2 TENANT'S AGENTS. All subcontractors performing work which materially affects the structural elements of the Building or the mechanical, electrical, plumbing, heating, ventilating, air conditioning or security systems of the Building used by Tenant (such subcontractors, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval.

     4.2  CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S AGENTS.

          4.2.1 CONSTRUCTION CONTRACT; COST BUDGET. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in SECTIONS 2.2.1.1 THROUGH 2.2.1.11, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the "Final Costs"). Prior to Tenant's first delivery of Allowance Documentation, Tenant shall pay to Landlord fifty percent (50%) of the "Over-Allowance Amount," as that term is defined, below. For purposes of this Section 4.2.1, the "Over-Allowance Amount" shall be equal to the difference between the amount of the Final Costs and the amount of the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord pursuant to the same procedure as the Tenant Improvement Allowance. After the Tenant Improvement Allowance and the portion of the Over-Allowance Amount which Tenant has paid to Landlord has been fully disbursed, Tenant shall pay all costs of completing the Tenant Improvements directly to all applicable service and materials providers, provided that Tenant shall continue to provide Landlord with the Allowance Documentation in accordance with the terms of this Tenant Work Letter.


                               EXHIBIT B - Page 7

          4.2.2  TENANT'S AGENTS.

               4.2.2.1  LANDLORD'S GENERAL CONDITIONS FOR TENANT'S AGENTS
AND TENANT IMPROVEMENT WORK. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements, except during Tenant's initial construction and move-in period, when Tenant shall have absolute priority over other construction in the Building, whether by or on behalf of other tenants or Landlord.

               4.2.2.2 INDEMNITY. Tenant's indemnity of Landlord as set forth in this Lease shall also apply with respect to Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

               4.2.2.3 REQUIREMENTS OF TENANT'S AGENTS. Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one
(1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.

               4.2.2.4  INSURANCE REQUIREMENTS.

                    4.2.2.4.1  GENERAL COVERAGES.  Contractor shall
carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                    4.2.2.4.2  SPECIAL COVERAGES.  Tenant shall carry
"Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Contractor shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

                    4.2.2.4.3 GENERAL TERMS. Certificates for all insurance carried pursuant to this SECTION 4.2.2.4 shall be delivered to Landlord before the commencement of


                               EXHIBIT B - Page 8
construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord ten (10) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. All policies carried under this SECTION 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under SECTION 4.2.2.2 of this Tenant Work Letter.

          4.2.3 GOVERNMENTAL COMPLIANCE. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; and (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code.

          4.2.3 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements in accordance with the terms of this Tenant Work Letter, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building and Tenant does not correct such defect within thirty (30) days following written notice from Landlord, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter.

          4.2.5 MEETINGS. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

     4.3  NOTICE OF COMPLETION; COPY OF RECORD SET OF PLANS.  Within ten
(10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises.


                               EXHIBIT B - Page 9

                                     SECTION 5

                          DELAY OF LEASE COMMENCEMENT DATE

     5.1 LEASE COMMENCEMENT DATE DELAYS. The Lease Commencement Date shall occur as provided in Article 2 of this Lease, provided that the Lease Commencement Date shall be delayed by the number of days of delay of the "substantial completion of the Tenant Improvements," as that term is defined below in this Section 5, in the Premises which is caused solely by a "Lease Commencement Date Delay." As used herein, the term "Lease Commencement Date Delay" shall mean only a "Force Majeure Delay" or a "Landlord Caused Delay," as those terms are defined below in this Section 5.1 of this Tenant Work Letter.
As used herein, the term "FORCE MAJEURE DELAY" shall mean only an actual delay resulting from strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes. As used in this Tenant Work Letter, "LANDLORD CAUSED DELAY" shall mean delays in Tenant's construction of the Tenant Improvements resulting from (i) any breach of the Lease by Landlord (including, without limitation, failure to timely fund an installment of the Tenant Improvement Allowance); (ii) material interference with Tenant's construction of the Tenant Improvements to the extent resulting from Landlord's failure to substantially complete items 1.2.1, 1.2.2, 1.2.3, 1.2.4, 1.2.5, 1.2.6, 1.2.8, 1.2.10, and/or
1.2.11 of Landlord's Work on or before August 15, 1998; (iii) Landlord's failure to grant Tenant reasonable access to the Premises, parking areas, and loading and hoisting facilities, (iv) Landlord's failure to deliver Landlord's Work in compliance with in compliance with the terms of this Lease, (v) material and unreasonable interference by Landlord in Tenant's completion of the Tenant Improvements (provided that Landlord's disapproval on any item requiring Landlord's consent subject to and in accordance with the terms of this Tenant Work Letter shall not be a Lease Commencement Date Delay), (vi) delays in granting or denying Landlord's approval beyond the applicable period of time set forth in this Tenant Work Letter, and (vii) failure of Landlord to provide one
(1) elevator for Tenant's use during the construction the Tenant Improvements, the delivery of Tenant's furniture, and Tenant's move into the Premises.

     5.2 DETERMINATION OF LEASE COMMENCEMENT DATE DELAY. If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes the Lease Commencement Date Delay, and (ii) the date upon which such Lease Commencement Date Delay ends. If such actions, inaction or circumstances described in the notice set forth in clause (i), above (the "Delay Notice") qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord's receipt of the Delay Notice and ending as of the date the applicable delay ends.

     5.3  DEFINITION OF SUBSTANTIAL COMPLETION OF THE TENANT IMPROVEMENTS.
For purposes of this Section 5, "substantial completion of the Tenant Improvements" shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the "Approved Working Drawings," with the exception of any punch list items, any freestanding furniture, freestanding work-stations.

                                     SECTION 6

                                   MISCELLANEOUS

     6.1 TENANT'S REPRESENTATIVE. Tenant has designated Richard B. Shapiro as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     6.2 LANDLORD'S REPRESENTATIVE. Landlord has designated Mr. Pat Martin as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter. Landlord shall make Landlord's Representative available, on a reasonable basis, to assist Tenant in design, construction and relocation related issues, at no cost to Tenant.


                               EXHIBIT B - Page 10

     6.3 TIME OF THE ESSENCE IN THIS TENANT WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     6.4 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such withholding), and .

     6.5 MISCELLANEOUS CHARGES. Neither Tenant nor Tenant's Agents shall not be charged for parking in the Building or for use of freight elevators, loading docks or electricity or, during Building Hours, for HVAC, in each event to the extent utilized during the construction of the Tenant Improvements and Tenant's move into the Premises.

     6.6 LANDLORD'S ACTIONS. Wherever Landlord is required or authorized to perform any action (or supervise such performance by others) pursuant to the terms of this Work Letter, Landlord shall perform such action without charge to Tenant or Tenant's Agents, without reimbursement and without deduction from the Tenant Improvement Allowance.

     6.7 STAGING AREA. Landlord shall provide a reasonable area within the Building for staging Tenant's initial move into the Premises and/or for Tenant's furniture assembly. Landlord shall have no obligation to provide a staging area to be utilized by Tenant in connection with the construction of the Tenant Improvements.

     6.8 EXPENSES DUE TO ERROR. If Tenant reasonably incurs increased design or construction expenses because of material inaccuracies in the "MEP Plans," as that term is defined below, then Landlord shall bear any increased costs in the design and construction of the Tenant Improvements resulting therefrom separate and apart from, and in addition to, the Tenant Improvement Allowance and any delays encountered by Tenant in the design or construction of the Tenant Improvement or Alteration or a result thereof shall be considered a Landlord Caused Delay as described in Section 5.1 above of this Tenant Work Letter. For purposes of this Section 6.8, the "MEP Plans," shall mean the following plans, all prepared by Store, Matakovich & Wolfberg: (i) electrical plans, dated January 7, 1998, sheets E-1 through E-13, and electrical plans, dated January 8, 1998, sheets EM-1 through EM-2 Addendum, (ii) plumbing plans, dated December 17, 1997, sheets P-1 through P-10, and plumbing specifications, dated December 17, 1997, Section 15400, and (iii) mechanical plans, dated January 7, 1998, sheets M-1 through M-19 Addendum, mechanical plans, dated January 7, 1998, sheets EM-1 through EM-2 Addendum, and mechanical specifications, dated January 8, 1998, Sections 15500 through 15990.


                               EXHIBIT B - Page 11

                                      SCHEDULE 1

                                    SPECIFICATIONS

     1. If a new vestibule is created in the Building lobby, Tenant finishes therein shall be consistent with the existing Building lobby finishes and otherwise reasonably acceptable to Landlord.

     2. Interior partitions to be ceiling height only, except to the extent sound requirements require otherwise.

     3. All partitions at exterior windows should terminate on mullions or be "jogged" to do so.

     4. All doors shall be full height, natural wood veneers, stained to Landlord's approval.

     5.   Door hardware shall be brushed stainless steel.

     6. Acoustic ceilings should be 2' x 2' "Fineline" with tegular board. Board texture is subject to the reasonable approval of Landlord.

     7. Carpet shall be of Class A quality, i.e. minimum 32 oz. weight, cut pile or 26 oz. weight loop pile.

     8. Window blinds shall be Levelor Riviera style, approximately 1" horizontal slats, color to match window frames.

     9. Millwork shall be custom grade, plastic laminate or natural woods. Hinges shall be concealed.

     10. All HVAC and electrical control devices, diffuser types and zoning requirements must be approved by Landlord.

     11. Light fixtures shall be 2' x 4' or 2' x 2', 18-cell (9-cell) parabolic lenses with electronic ballasts and T-8, 3500K lamps.

     12.  Electrical trim devices shall be Decora-style.

                                     EXHIBIT C

                             6330 SAN VICENTE BOULEVARD

NOTICE OF LEASE TERM DATES

To:  _______________________
     _______________________
     _______________________
     _______________________


     Re: Office Lease dated ____________, 19__ between ____________________, a _____________________ ("Landlord"), and
          _______________________, a _______________________ ("Tenant")
          concerning Suite ______ on floor(s) __________ of the office building located at ____________________________, Los Angeles,
          California.

Gentlemen:

     In accordance with the Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

     1.   The Lease Term shall commence on or has commenced on
          ______________ for a term of __________________ ending on
          __________________.

     2.   Rent commenced to accrue on __________________, in the amount of
          ________________.

     3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

     4.   Your rent checks should be made payable to __________________ at
          ___________________.

     5. The exact number of rentable/usable square feet within the Premises is ____________ square feet.

     6. Tenant's Share as adjusted based upon the exact number of usable square feet within the Premises is ________%.

                                        "Landlord":
                                        __________________________________
                                        a ________________________________


                                        By:_______________________________
                                           Its:___________________________

Agreed to and Accepted
as of ____________, 19___.

"Tenant":
__________________________________
a_________________________________


By:_________________________________
Its:______________________________


                               EXHIBIT C - Page 1

                                     EXHIBIT D

                             6330 SAN VICENTE BOULEVARD

                               RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. Landlord shall use reasonable efforts to cause other tenants or occupants of the Project to comply with the Rules and Regulations and to avoid any unreasonable interference of Tenant's use of the Premises as a result of the failure of such other tenants or occupants to comply with the Rules and Regulations. The Rules and Regulations of the Project, attached to and made a part of the Lease as Exhibit "D," shall not be changed or revised or enforced in any unreasonable way by Landlord, nor enforced or changed by Landlord in such a way as to substantially interfere with Tenant's Lease Rights. In the event of any conflict between the Lease and the Rules and Regulations, the Lease shall prevail and control and the inconsistent provisions of the Rules and Regulations shall not be inapplicable to Tenant.
In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Upon the termination of this Lease, Tenant shall restore to Landlord one set of all keys relating to the Premises.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.
In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

     4. No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates except during Tenant's initial construction and move-in period, when Tenant shall have absolute priority over other construction in the Building, whether by or on behalf of other tenants or Landlord. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

                             EXHIBIT D - Page 1

     5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord, except during Tenant's initial construction and move-in period, when Tenant shall have absolute priority over other construction in the Building, whether by or on behalf of other tenants or landlord..

     6. The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     7. Except as otherwise provided in this Lease, no sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

     8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants or employees shall have caused same.

     9. Tenant shall not overload the floor of the Premises or drywall, nor in any way deface the Premises or any part thereof without Landlord's prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

     10.  Intentionally Deleted.

     11. Except in connection with the model shop intended to be maintained in the Premises by Tenant (which shall in any event be subject to the terms of the Lease), Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline, explosive material, corrosive material, material capable of emitting toxic fumes, or other inflammable or combustible fluid chemical, substitute or material. Tenant shall provide to applicable governmental authorities material safety data sheets for any Hazardous Material used or kept on the Premises.

     12. Except as otherwise provided in this Lease, Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

     13. Tenant shall not use or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

     14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles. Notwithstanding the foregoing, animals serving the disabled and wheelchairs shall be permitted.

     15. No cooking shall be done or permitted on the Premises, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

                             EXHIBIT D - Page 2

     16. The Premises shall not be used for manufacturing or for the storage of merchandise except as such manufacturing and/or storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

     17. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls. Tenant shall participate in recycling programs undertaken by Landlord.

     20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in Los Angeles, California without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant's expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency.

     22. Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord).

     23. Except as otherwise provided in this Lease no awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and, except as set forth below, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. Notwithstanding the foregoing, Tenant shall be permitted to apply privacy tinting to the exterior windows on the ground floor portion of the Premises, provided that the color and other specifications relating to the tinting shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld. Tenant shall be responsible for any damage to the window film on the exterior windows of the Premises caused by Tenant and shall promptly repair any such damage at Tenant's sole cost and expense.

     24. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

     25. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

                             EXHIBIT D - Page 3

     26. Tenant shall comply with all applicable governmental laws, rules, regulations and ordinances concerning smoking.

     27.  Except as specifically set forth set forth in this Lease, (i)
Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project, and (ii) Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

     28. All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in a manner reasonably calculated to eliminate unreasonable vibration, noise and annoyance.

     29. Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

     30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

     31. No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

     Landlord reserves the right to change or rescind any one or more of these Rules and Regulations, in Landlord's reasonable discretion, or to make such other and further reasonable Rules and Regulations. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord shall enforce the Rules and Regulations in a reasonable and nondiscriminatory manner.



                             EXHIBIT D - Page 4

                                     EXHIBIT E

                             6330 SAN VICENTE BOULEVARD

                       FORM OF TENANT'S ESTOPPEL CERTIFICATE

     The undersigned as Tenant under that certain Office Lease (the "Lease") made and entered into as of ___________, 199_ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises on the ______________ floor(s) of the office building located at ______________, Los Angeles, California ____________, certifies as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

     3.   Base Rent became payable on ____________.

     4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:




     6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord's mortgagee.

     7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ___________. The current monthly installment of Base Rent is $_____________________.

     8. To the actual knowledge of Tenant, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

     9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

     10. As of the date hereof, to the actual knowledge of Tenant, there are no existing defenses or offsets, or, to the undersigned's knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

                             EXHIBIT E - Page 1

     11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

     13. To the undersigned's knowledge, all initial tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any initial tenant improvement work have been paid in full.

     The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ______________ on the ____ day of ___________, 19_.


                                       "Tenant":
                                       __________________________________,

                                       a ________________________________



                                       By:_______________________________

                                       Its:______________________________



                                       By:_______________________________

                                       Its:______________________________


                             EXHIBIT E - Page 2

                                  EXHIBIT F
                                   SIGNAGE

             [PICTURE OF FRONT CORNER OF BUILDING WITH SIGNAGE]


                             EXHIBIT F - Page 1

                                     EXHIBIT G

                        LOCATION OF RESERVED PARKING SPACES

                    [DRAWING OF GARAGE LEVEL P1 PARKING SPACES]


                             EXHIBIT G - Page 1

                                     EXHIBIT H

                                MEMORANDUM OF LEASE


RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

EQUITY MARKETING, INC.
c /o Troop Steuber Pasich Reddick & Tobey, LLP
2029 Century Park East, Suite 2400
Los Angeles, California 90067
Attention:  Robert J. Plotkowski. Esq.

===============================================================================

                            MEMORANDUM OF OFFICE LEASE

     THIS MEMORANDUM OF OFFICE LEASE (this "Memorandum") is entered into as of the __ day of ________, 199_, by and between MIRACLE MILE, L.L.C., LLC, a Delaware limited liability company ("Landlord"), and Equity Marketing, Inc., a Delaware corporation ("Tenant").

     1. TERMS AND PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, certain premises (the "Premises") to be located on a portion of the real property (the "Property") legally described on Exhibit A attached hereto (known by the street address of 6330 San Vicente Boulevard (the "Building")) in accordance with the provisions of that certain Office Lease, dated July 17, 1998, between the parties hereto (the "Lease"). The provisions of the Lease are incorporated herein.

     2. TERM. The initial term of the Lease expires on approximately _________, 2005, or as otherwise set forth in the Lease. Tenant also has certain rights to extend the initial term in connection with its leasing of additional space in the Building and thereafter has two (2) options to extend the Lease for a period of five (5) years each.

     3.   EXCLUSIVE RIGHT TO BUILDING TOP SIGNAGE.  Subject to the terms of
Article 23 of the Lease, Tenant retains the exclusive right to signage on the top of the Building.

     4. ADDITIONAL RESTRICTIONS ON BUILDING SIGNAGE. Subject to the term of Article 23 of the Lease, Landlord is prohibited from (i) granting eyebrow signage to "Prohibited Tenants," as that term is defined in Section 23.6 of the Lease, and (ii) naming the Building after any entity.

     5. RESTRICTIONS ON LEASING. Subject to the terms of Section 29.14 of the Lease, Landlord is prohibited from entering into a direct lease of space and from consenting to a "Transfer," as that term is defined in Section 14.1 of the Lease, to "Tenant Competitors," as that term is defined in Section 29.14 of the Lease, and to "Excluded Tenants," as that term is defined in Section 29.14 of the Lease.

     6. PROVISIONS BINDING ON PARTIES. The provisions of the Lease to be performed by Landlord or Tenant, whether affirmative or negative in nature, are intended to and shall bind or benefit the respective parties and their assigns or successors, as applicable, at all times.

     7. PURPOSE OF MEMORANDUM OF LEASE. This Memorandum is prepared solely for purposes of recordation, and in no way modifies the provisions of the Lease.


                             EXHIBIT H - Page 1

                                       "Landlord":

                                       MIRACLE MILE, L.L.C.,
                                       a Delaware limited liability company


                                       By:_________________________________

                                          Its:_____________________________


                                       "Tenant":

                                        EQUITY MARKETING, INC., a Delaware
                                        corporation

                                        By:________________________________

                                           Its:____________________________


                                        By:________________________________

                                           Its:____________________________


                             EXHIBIT H - Page 2

STATE OF_________________)
                         )  ss.
COUNTY OF________________)

     On ________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared
_______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                    ____________________________________________
                        Notary Public in and for said State





STATE OF_________________)
                         )  ss.
COUNTY OF________________)

     On ________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared
_______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                    ____________________________________________
                        Notary Public in and for said State


                             EXHIBIT H - Page 1

STATE OF                 )
                         )  ss.
COUNTY OF                )

     On ________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared
_______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                    --------------------------------------------
                        Notary Public in and for said State



STATE OF                 )
                         )  ss.
COUNTY OF                )

     On ________________________, before me, ________________________, a
Notary Public in and for said state, personally appeared
_______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

                    --------------------------------------------
                          Notary Public in and for said State


                              EXHIBIT II - Page 2

                                   EXHIBIT A

                       LEGAL DESCRIPTION OF THE PROPERTY
   The land referred to is situated in the County of Los Angeles, State of
                    California, and is described as follows:


PARCEL 1:

LOT 1 OF TRACT NO. 22472, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 712 PAGE 83 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THE NORTHWESTERLY 5.00 FEET OF LOT "G" OF TRACT 5542, SHEETS 1 TO 5, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 59 PAGES 53 TO 57 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND THAT PORTION OF RILEY WAY, 20.00 FEET WIDE (VACATED) SHOWN ON THE MAP OF SAID TRACT 5542 TITLE TO WHICH WOULD NORMALLY PASS WITH A LEGAL CONVEYANCE OF THE NORTHWESTERLY 5.00 FEET OF SAID LOT "G".

EXCEPT ALL OIL, GAS, WATER AND MINERAL RIGHTS, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED BY THE CITY OF LOS ANGELES, A MUNICIPAL CORPORATION, IN DEED RECORDED MAY 28, 1964 AS INSTRUMENT NO. 6301, IN BOOK D-2489 PAGE 453, OFFICIAL RECORDS.


                              EXHIBIT H - Page 1

                                   EXHIBIT I

                           JANITORIAL SPECIFICATIONS


GENERAL SERVICES

     - Daily Services
       Clean entry door glass.
       Sweep with chemically treated dust mop or vacuum all floors. Spot clean composition floors and carpets.
       Dust desk, chairs and all other office furniture.
       Clean all ash trays and sand urns.
       Properly position furniture in offices.
       Empty all waste baskets and carry trash to pick up area.
       Spot clean door, door frames and counters.
       Spot clean partition and door glass.
       Spot clean around wall switches.
       Clean and polish drinking fountains.
       Clean elevator and elevator tracks.
       Leave on designated lights.
       Police stairway entries.

     - Weekly Services
       Dust ledges and window sills.
       Perform low dusting.
       Dust the baseboards.
       Sweep/vacuum stairways dust rails.
       Remove fingerprints from woodwork, walls and partitions.

     - Monthly Services
       Perform high dusting, i.e., door sashes and tops of partitions. Dust picture frames.


                              EXHIBIT I - Page 1

FLOOR FINISHING SERVICES

         Clean and refinish all composition floors - monthly

REST ROOM SERVICES

       - Daily Services

         Empty and wipe out all waste paper receptacles.

         Empty sanitary napkin containers and replace insert.

         Polish all metal and mirrors.

         Clean and polish all dispensers.

         Clean and disinfect wash basins, toilet bowls and urinals.

         Disinfect underside and tops of toilet seats.

         Spot clean tile walls and toilet partitions.

         Spot clean walls around wash basins.

         Clean floors with a germicidal solution.

         Refill soap, towel, tissue and seat cover dispensers.

       - Semi - Weekly Services

         Pour clean water down floor drains to prevent sewer gases from escaping.

       - Weekly Services

         Wash down ceramic tile walls and toilet compartment partitions.

         Perform high dusting.

       - Monthly Services

         Brush down vents.

         Machine scrub floors.


                              EXHIBIT I - Page 2

                                   EXHIBIT J

                                6330 SAN VICENTE

                           FORM OF LETTER OF CREDIT

                       (Letterhead of money center bank
                          acceptable to the Landlord)

__________ __, 1998



MIRACLE MILE, L.L.C.
1900 Avenue of the Stars
Suite 2000
Los Angeles, California  90067
Attention:  Mr. David Simon

Ladies and Gentlemen:

     We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of EQUITY MARKETING, INC., a Delaware corporation, the aggregate amount of $___________________.

     Funds under this Letter of Credit are available to the beneficiary hereof as follows:

     Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by Miracle Mile, L.L.C. ("Beneficiary") when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by a representative of Beneficiary.

     This Letter of Credit is transferable in its entirety at no cost of Beneficiary or the transferee. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

     The amount of each draft must be endorsed on the reverse hereof by the negotiating bank. We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

     This Letter of Credit shall expire on ______________.

     Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least thirty (30) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.


                              EXHIBIT J - Page 1

     This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication 400.


                                          Very truly yours,

                                          (Name of Issuing Bank)


                                          By:________________________________


                              EXHIBIT J - Page 2

                         FIRST AMENDMENT TO OFFICE LEASE

     This First Amendment to Office Lease (the "First Amendment") is made and entered into as of February 9, 1999, by and between MIRACLE MILE, L.L.C., a Delaware limited liability company ("Landlord"), and EQUITY MARKETING, INC., a Delaware corporation ("Tenant").

                                 R E C I T A L S

     A. Landlord and Tenant entered into that certain Office Lease (the "Lease"), dated July 17, 1998, whereby Landlord leased to Tenant and Tenant leased from Landlord that certain space in the building located at 6330 San Vicente Boulevard, Los Angeles, California (the "Building").

     B. The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

                               A G R E E M E N T :

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

     1. TERMS. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease, unless expressly provided otherwise in this First Amendment.

     2. GIVE-BACK SPACE. Landlord and Tenant hereby acknowledge and agree that, effective as of the date of the full execution and delivery of this First Amendment (the "Effective Date"), notwithstanding anything in the Lease to the contrary, (i) Tenant shall quit and surrender approximately 931 rentable (875 usable) square feet of the Premises located on the ground floor the Building, as more particularly set forth on Exhibit A, attached hereto (the "Give Back Space"), (ii) the Give Back Space shall not be a part of the Premises, and (iii) the "Premises" shall consist of approximately 57,128 rentable (54,021 usable) square feet of space. Following the Effective Date, Landlord and Tenant shall each be fully and unconditionally released and discharged from their respective obligations under the Lease with respect to the Give-Back Space.

     3.   RENT.

          3.1 BASE RENT. Notwithstanding anything in the Lease, as amended by this First Amendment, to the contrary, commencing as of the Effective Date and continuing through and including the last day of the initial Lease Term, the Base Rent payable by Tenant shall be as follows:

                                               Monthly             Annual
                      Annual Base Rent      Installment        Rental Rate per
                                            of Base Rent    rentable square foot
Effective Date          $1,165,411.20         $97,117.60            $20.40
through the last
day of the 30th
month of the Lease
Term
First day of 31st       $1,199,688.00         $99,974.00            $21.00
month of the Lease
Term through last
day of 60th month
of the Lease Term


                                      -1-

First day of 61st       $1,473,902.40         $122,825.20           $25.80
month of the Lease
Term through last
day 84th month of
Lease Term


Nothing contained in this First Amendment shall modify or reduce Tenant's Base Rent obligation for the Premises (including the Give Back Space) with respect to the portion of the Lease Term prior to the Effective Date.

          3.2 TENANT'S SHARE OF DIRECT EXPENSES. Notwithstanding anything in Section 6 of the Lease Summary to the contrary, effective as of the Effective Date, Tenant's Share of Direct Expenses shall equal approximately 59.0%:

     4. CONSIDERATION TO LANDLORD. In consideration of Landlord's execution of this Agreement, Tenant shall deliver to Landlord, within thirty
(30) days following the Effective Date, a check payable to Landlord in an amount equal to Thirty-Five Thousand Three Hundred Fifty-Six and 56/100 Dollars ($35,356.56) (the "Give Back Space Termination Fee"). The Give Back Space Termination Fee shall be additional rent under the Lease, as modified hereby.

     5. BROKER. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiations of this First Amendment other than CB Richard Ellis and Julien J. Studley (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent other than the Brokers, occurring by, through or under the indemnifying party.

     6.   REPRESENTATIONS OF TENANT.  Tenant represents and warrants to
Landlord that with respect to the Give-Back Space (a) Tenant has not heretofore sublet the Give-Back Space nor assigned all or any portion of its interest in the Lease with respect thereto, and (b) Tenant has the full right, legal power and actual authority to enter into this First Amendment and to terminate the Lease with respect to the Give-Back Space without the consent of any person, firm or entity. Tenant further represents and warrants to Landlord that as of the date hereof there are mechanics' liens, or other liens encumbering all or any portion of the Give-Back Space, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors, assigns or subtenants. The representations and warranties set forth in this Section 6 shall survive the termination of the Lease with respect to the Give-Back Space and Tenant shall be liable to Landlord for any inaccuracies or any breach thereof.

     7. NO FURTHER MODIFICATION. Except as specifically set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first written above.

LANDLORD:                                TENANT:

MIRACLE MILE, L.L.C.,                    EQUITY MARKETING, INC.,
a Delaware limited liability company     a Delaware corporation

By: /s/ David Simon                      By: /s/ Leland P. Smith
 Its:   David Simon                       Its: Sr. VP, General Counsel and
        Vice President                         Secretary

                                         By: /s/ Donald A. Kurz
                                          Its: Chairman/CEO

                                   EXHIBIT A

                           OUTLINE OF GIVE BACK SPACE

            [RENDERING OF FLOOR PLAN FOR FIRST FLOOR GIVE BACK SPACE]



                               EXHIBIT A - Page 1